Exhibit 4.1

JARDEN CORPORATION

(Issuer)

THE GUARANTORS PARTY HERETO

(Guarantors)

1 1⁄8% Senior Subordinated Convertible Notes due 2034

INDENTURE

Dated as of March 17, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Trustee)

i

Exhibit A	-	Form of Note

Exhibit B	-	Restricted Company Common Stock Legend

Exhibit C	-	Form of Guarantee

v

INDENTURE dated as of March 17, 2014 among JARDEN CORPORATION, a Delaware corporation, as issuer (the “Company”), the Guarantors (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company and the Guarantors have duly authorized the creation of an issue of the Company’s 1 1/8% Senior Subordinated Convertible Notes due 2034 (the “Notes”), and the Guarantees (as defined below) thereof, respectively, having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, the Guarantees, when duly executed by the Guarantors and delivered hereunder and to make this Indenture a valid and binding agreement of the Company and the Guarantors, in each case in accordance with the terms of the Notes, the Guarantees and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes and the Guarantees have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular.

“2007 Indenture” means the Indenture dated as of February 13, 2007, as supplemented from time to time, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as successor trustee.

“2010 Indenture” means the Indenture dated as of January 20, 2010, as supplemented from time to time, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“2012 Indenture” means the Indenture dated as of September 18, 2012, as supplemented from time to time, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“2013 Indenture” means the Indenture dated as of June 12, 2013, as supplemented from time to time, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Additional Interest” means Rules 144 Additional Interest and Reporting Additional Interest. Unless the context otherwise requires, all references to interest include Additional Interest, if any, payable pursuant hereto.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 10.03.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that direct or indirect beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; and provided further that for purposes of Section 4.10, the term “Affiliate” shall instead refer to an affiliate within the meaning of Rule 144 under the Securities Act.

“Agent Members” has the meaning specified in Section 2.08(b)(vi).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Averaging Period” has the meaning specified in Section 10.04(e).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors.

“Blockage Notice” has the meaning specified in Section 12.03 or Section 14.03, as applicable.

“Board of Directors” means either the Board of Directors of the Company or any duly authorized committee of such Board.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock, of such Person and

(2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Settlement” has the meaning set forth in Section 10.02(b).

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” of any share of the Company Common Stock on any Trading Day means the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such day as reported in composite transactions for the principal U.S. securities exchange on which the Company Common Stock is traded or, if the Company Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. In the absence of such a quotation, the Closing Sale Price will be the average of the mid-point of the last bid and ask prices for the Company Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms retained by the Company for that purpose, which may include one or more of the Initial Purchasers. The Closing Sale Price will be determined without reference to extended or after hours trading.

“Coleman” means The Coleman Company, Inc., a Delaware corporation.

“Coleman IRB Bonds” means those certain industrial revenue bonds issued pursuant to the Coleman IRB Indentures.

“Coleman IRB Indentures” means, collectively, (a) each of the indenture and each supplemental indenture of Coleman entered into prior to the Issue Date and (b) each supplemental indenture entered into by Coleman after the Issue Date on substantially the same terms as the Coleman IRB Indentures entered into prior to the Issue Date.

“Coleman IRB Leases” means, collectively, (a) each lease and each supplemental lease of Coleman entered into prior to the Issue Date and (b) each supplemental lease entered into by Coleman after the Issue Date on substantially the same terms as the Coleman IRB Leases entered into prior to the Issue Date.

“Combination Settlement” has the meaning set forth in Section 10.02(b).

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company, or such other Capital Stock into which such Company Common Stock is converted, reclassified or changed from time to time pursuant to Section 10.05.

“Conversion Agent” means the agency appointed by the Company to which Notes may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 10.02(a).

“Conversion Notice” has the meaning specified in Section 10.02(a).

“Conversion Obligation” has the meaning specified in Section 10.01.

“Conversion Period” means the 40 consecutive Trading Day period:

(1) with respect to Conversion Notices received on or after December 15, 2033, beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date;

(2) with respect to Conversion Notices received on or after the date the Company has delivered a Redemption Notice pursuant to Article 11 hereof, beginning on, and including, the 42nd Scheduled Trading Date immediately preceding the Redemption Date; and

(3) in all other cases, beginning on, and including, the third Trading Day following the Company’s receipt of the relevant Conversion Notice.

“Conversion Price” on any day will equal $1,000, divided by the Conversion Rate in effect on that day.

“Conversion Rate” shall initially be 13.3583 shares of Company Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article 10.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, National Association, 150 East 42nd Street, 40th Floor, New York, NY 10017, Attention: Corporate Trust Services Administrator for Jarden Corporation or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Credit Facility” means the Credit Agreement dated as of March 31, 2011, as amended to the Issue Date, among the Company, certain of the Company’s Affiliates, the lenders party thereto in their capacities as lenders thereunder, Barclays Bank PLC, as administrative and collateral agent, and any other agent party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the Credit Facility).

“Currency Agreement” with respect to any specified Person, means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such specified Person against fluctuations in currency values.

“Custodian” has the meaning specified in Section 6.01.

“Daily Conversion Value” for any Trading Day in the applicable Conversion Period equals 1/40th of:

(1) the Conversion Rate in effect on that Trading Day, multiplied by

(2) the VWAP of the Company Common Stock on that Trading Day.

“Daily Measurement Value” means the quotient of the Specified Dollar Amount divided by 40.

“Daily Settlement Amount” for each $1,000 principal amount of Notes, for each of the 40 consecutive Trading Days in the relevant Conversion Period, shall consist of:

(1) cash equal to the lesser of (a) the Daily Measurement Value and (b) the Daily Conversion Value; and

(2) to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Company Common Stock equal to (a) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (b) the VWAP of the Company Common Stock on such Trading Day.

“declaration date” shall mean, with respect to a distribution by the Company to all or substantially all of its holders of Company Common Stock, the date on which the distribution has been declared and authorized by the Board of Directors under applicable law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.13.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Senior Debt” means

(1) Indebtedness under the Credit Facility; and

(2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” by the Company.

“Disqualified Capital Stock” means with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the Maturity Date; provided, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Maturity Date shall not constitute Disqualified Capital Stock provided, that in the case of any such “change of control” provisions:

(i) such provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes upon a Fundamental Change and described in Section 3.04 hereof; and

(ii) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Capital Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Capital Stock as reflected in the most recent internal financial statements of such Person.

“DTC” means The Depository Trust Company.

“Effective Date” means the first date on which the shares of the Company Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Date” means the first date on which the shares of Company Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Company Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Senior Subordinated Notes” means the Company’s 7 1⁄2% Senior Subordinated Notes due 2017 issued under the 2007 Indenture, the Company’s U.S. Dollar-Denominated 7 1⁄2% Senior Subordinated Notes due 2020 and Euro-Denominated 7 1⁄2% Senior Subordinated Notes due 2020 issued under the 2010 Indenture, the Company’s 1 7⁄8% Senior Subordinated Convertible Notes due 2018 issued under the 2012 Indenture and the Company’s 1 1⁄2% Senior Subordinated Convertible Notes due 2019 issued under the 2013 Indenture.

“Expiration Date” has the meaning specified in Section 10.04(e).

“Foreign Credit Facilities” means each loan or line of credit made available by one or more lenders to a Foreign Subsidiary pursuant to a local credit facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Company that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“Fundamental Change” shall be deemed to have occurred when any of the following has occurred:

(1) the consummation of (A) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person or “group” of related Persons for purposes of Section 13(d) of the Exchange Act (a “group”); (B) any recapitalization, reclassification or change of the Company Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Company Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; or (C) any share exchange, consolidation or merger of the Company pursuant to which the Company Common Stock will be converted into cash, securities or other property; or

(2) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or

(3) any Person or group shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the total ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4) the Company Common Stock (or other Common Stock underlying the Notes) ceases to be listed or quoted on any of the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, any transaction or event described in clause (1) above will not constitute a Fundamental Change if, in connection with such transaction or event, or as a result thereof, at least 90% of the consideration paid for the Company Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common stock traded on any of the NYSE, The NASDAQ Global Market, The NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the relevant transaction) and, as a result of such transaction, the Notes become convertible into cash, Reference Property comprised of such consideration or a combination of cash and such Reference Property as described under Section 10.05. For the purposes of this definition of Fundamental Change, any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (1) and clause (3) above will be deemed to constitute a Fundamental Change solely under clause (1) of this definition of Fundamental Change.

“Fundamental Change Company Notice” has the meaning specified in Section 3.04(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.04(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.04(a)(1).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.04(a)(1).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.04(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America from time to time.

“Global Note Legend” means the legend set forth in Exhibit A which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” has the meaning specified in Section 2.02.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, contingent or otherwise, of such Person entered into for purposes of assuring the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means:

(1) the guarantee of the Notes by certain domestic Subsidiaries of the Company in accordance with the terms of this Indenture; and

(2) the guarantee of the Notes by any Subsidiary required under the terms of Section 13.09 hereof.

“Guaranteed Obligations” has the meaning specified in Section 13.01.

“Guarantor” means any Subsidiary that delivers a Guarantee; provided that upon the release and discharge of such Subsidiary from its Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Guarantor.

“Hedging Agreement” means, with respect to any Person, any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of such Person, so long as any such agreement has been entered into in the ordinary course of business and not for purposes of speculation.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means with respect to any Person, at any date of determination, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

(8) all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, if and to the extent any of the preceding items (other than letters or credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the term “Indebtedness” will exclude:

(i) in connection with the purchase by the Company or any Subsidiary of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter;

(ii) any liability for federal, state, local or other taxes;

(iii) worker’s compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

(iv) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its Incurrence;

(v) any Indebtedness defeased or called for redemption; and

(vi) the Coleman IRB Bonds and the Coleman IRB Leases to the extent not required to appear as a liability (or, in the case of the Coleman IRB Leases, as a Capitalized Lease Obligation) upon a balance sheet of the specified Person prepared in accordance with GAAP.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness of the Securitization Entity but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means Barclays Capital Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, options, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and its Subsidiaries in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. Except as otherwise provided herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in its fair market value.

“Issue Date” means March 17, 2014.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Make-Whole Effective Date” has the meaning specified in Section 10.03.

“Make-Whole Fundamental Change” has the meaning specified in Section 10.03.

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending at the scheduled close of trading on the principal U.S. national or regional securities exchange or market on which the Company Common Stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Company Common Stock or in any options contracts or futures contracts relating to the Company Common Stock; provided that, notwithstanding the immediately foregoing sentence, for purposes of determining a Trading Day or a Scheduled Trading Day for purposes of Section 10.02(b), “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Company Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Company Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Company Common Stock or in any options, contracts or futures contracts relating to the Company Common Stock.

“Maturity Date” means March 15, 2034.

“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Notes” means any Notes issued, authenticated and delivered under this Indenture, including any Global Notes.

“NYSE” means The New York Stock Exchange.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum, dated March 11, 2014, relating to the offering and sale by the Company of the Notes.

“Officer” means the Executive Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the principal executive officer, the President, any Senior Vice President, Executive Vice President, or Vice President, the principal accounting officer, the principal financial officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers. One of the Officers executing an Officers’ Certificate in accordance with Section 4.05 shall be the principal executive officer, the Executive Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, an Executive Vice President, a Senior Vice President, the principal financial officer, the principal accounting officer or Chief Financial Officer of the Company.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion, acceptable to the Trustee, from legal counsel. The counsel may be an employee of or counsel to the Company.

“pay the Notes” has the meaning specified in Section 12.03.

“pay its Guarantee” has the meaning specified in Section 14.03.

“Paying Agent” has the meaning specified in Section 2.05.

“Payment Blockage Period” has the meaning specified in Section 12.03 or Section 14.03, as applicable.

“Payment Default” has the meaning specified in Section 12.03 or Section 14.03, as applicable.

“Permitted Junior Securities” means:

(1) Capital Stock of the Company or any Guarantor of the Notes; or

(2) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under this Indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt; provided, however, that if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Settlement” has the meaning set forth in Section 10.02(b).

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“protected purchaser” has the meaning specified in Section 2.09.

“Purchase Agreement” means the purchase agreement dated as of March 11, 2014 among the Company, the Guarantors and the Initial Purchasers relating to the offer and sale of the Notes.

“Put Right Company Notice” has the meaning specified in Section 3.01(b).

“Put Right Repurchase Date” has the meaning specified in Section 3.01(a).

“Put Right Repurchase Expiration Time” has the meaning specified in Section 3.01(a)(1).

“Put Right Repurchase Notice” has the meaning specified in Section 3.01(a)(1).

“Put Right Repurchase Price” has the meaning specified in Section 3.01(a).

“Record Date” means, in respect of a dividend or distribution to holders of Company Common Stock, the date fixed for determination of holders of Company Common Stock entitled to receive such dividend or distribution.

“Redemption” has the meaning specified in Section 11.02(a).

“Redemption Date” has the meaning specified in Section 11.02(c).

“Redemption Notice” has the meaning specified in Section 11.03.

“Redemption Notice Date” has the meaning specified in Section 11.03.

“Redemption Price” has the meaning specified in Section 11.02(b).

“Reference Property” has the meaning specified in Section 10.05.

“Register” has the meaning specified in Section 2.05.

“Registrar” has the meaning specified in Section 2.05.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the March 1 and September 1 preceding the applicable March 15 and September 15 Interest Payment Date, respectively.

“Reporting Additional Interest” has the meaning specified in Section 6.12.

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (i) who shall have direct responsibility for the administration of this Indenture or (ii) to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Company Common Stock Legend” is as set forth in Exhibit B.

“Restricted Note Legend” is as set forth in Exhibit A.

“Restricted Securities” has the meaning specified in Section 2.08(c).

“Rule 144 Additional Interest” has the meaning specified in Section 4.10(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Company Common Stock is listed or admitted for trading. If the Company Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Entity” means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:

(1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity other than pursuant to Standard Securitization Undertakings; and

(3) to which neither the Company nor any Subsidiary of the Company has any obligations to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any such designation by the Board of Directors of the Company after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with foregoing conditions.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company or any Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinate or pari passu in right of payment to the Notes or the Guarantees, as the case may be. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(x) all monetary obligations of every nature of the Company or any Guarantor under the Credit Facility and the Foreign Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

(y) all Interest Swap Obligations (and guarantees thereof); and

(z) all obligations (and guarantees thereof) under Currency Agreements and Hedging Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(i) any Indebtedness of the Company or a Guarantor owed to the Company or to a Subsidiary of the Company;

(ii) any Indebtedness of the Company or any Guarantor owed to, or guaranteed by the Company or any Guarantor on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Credit Facility;

(iii) any amounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities but excluding secured purchase money obligations);

(iv) Indebtedness represented by Disqualified Capital Stock;

(v) any liability for federal, state, local or other taxes owed or owing by the Company or any of the Guarantors;

(vi) [Reserved.];

(vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any of the Guarantors, as applicable; and

(viii) any Indebtedness which is, by its express terms, Senior Subordinated Debt or subordinated in right of payment to any other Indebtedness of the Company or any of the Guarantors.

“Senior Subordinated Debt” means with respect to a Person, the Notes and the Existing Senior Subordinated Notes (in the case of the Company), a Guarantee and a guarantee of the Existing Senior Subordinated Notes (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Guarantee or guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Debt of such Person.

“Settlement Amount” has the meaning specified in Section 10.02(b).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” with respect to any Person means any Subsidiary of such Person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) under Regulation S-X under the Exchange Act.

“Special Interest Payment Date” has the meaning specified in Section 2.13(a).

“Special Record Date” has the meaning specified in Section 2.13(a).

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes being converted to be received upon conversion as specified in the notice specifying the Settlement Method (or deemed so specified).

“Spin-Off” has the meaning specified in Section 10.04(c).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any subsidiary of the Company which are reasonably customary, as determined in good faith by the Board of Directors of the Company, in an accounts receivable or equipment transaction.

“Stated Maturity” means, with respect to any installment of interest or principal (including any sinking fund payment) on any series of Indebtedness, the date on which payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for their payment.

“Stock Price” has the meaning specified in Section 10.03.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Successor Company” has the meaning specified in Section 5.01(a).

“Successor Guarantor” has the meaning specified in Section 5.02(a).

“Trading Day” means a day on which (i) trading in the Company Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if the Company Common Stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Company Common Stock (or such other security) is then listed or, if the Company Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Company Common Stock (or such other security) is then listed or admitted for trading, and (ii) there is no Market Disruption Event; provided that, notwithstanding the foregoing, for purposes of determining amounts due under Section 10.02(b), “Trading Day” means a day on which (x) there is no Market Disruption Event (as defined in the proviso to the definition thereof) and (y) trading in the Company Common Stock generally occurs on the NYSE or, if the Company Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Company Common Stock is then listed or, if the Company Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Company Common Stock is then listed or admitted for trading. If the Company Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, which may include one or more of the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid will be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then, for purposes of Section 10.01(d), the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the applicable Conversion Rate of the Notes multiplied by the Closing Sale Price of the Company Common Stock on such determination date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and the rules and regulations of the SEC promulgated thereunder.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Valuation Period” has the meaning specified in 10.04(c).

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“VWAP” or “volume weighted average price” per share of the Company Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page JAH <EQUITY> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the volume-weighted average price means the market value per share of the Company Common Stock on such day as determined by a nationally recognized independent investment banking firm, which may include one or more of the Initial Purchasers, retained for this purpose by the Company. The “volume-weighted average price” or “VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Subsidiary that is incorporated in a jurisdiction other than a state in the United States of America or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

ARTICLE 2

THE NOTES

Section 2.01 Designation, Amount and Issuance of Notes.

The Notes shall be designated as “1 1/8% Senior Subordinated Convertible Notes due 2034.” The Notes shall initially be issued in an aggregate principal amount of $690,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement). Upon the execution of this Indenture, or from time to time thereafter, the Notes may be executed by the Company and delivered to the Trustee for authentication.

The Company may, without the consent of Holders, issue additional Notes hereunder in the future on the same terms and conditions of the Notes issued hereunder, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number (such additional Notes, the “Additional Notes”). The Notes initially issued hereunder and any such Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under this Indenture. The Company may not issue any Additional Notes if any Event of Default has occurred and is continuing with respect to the Notes.

Section 2.02 Form of the Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Notes or the Depositary or as may be required for the Notes to be tradable on any market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Notes shall initially be evidenced by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures. Global Notes shall bear the Global Notes Legend. Except as provided in Section 2.08(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, shall not receive or be entitled to receive physical delivery of certificates in definitive registered form and shall not be considered Holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced on the books and records of the Depositary and Trustee to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of and any interest on any Global Notes shall be made to the Depositary in immediately available funds.

Section 2.03 Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a) Date and Denomination. The Notes shall be issuable in fully registered form without interest coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Notes.

(b) Payment at Maturity. On the Maturity Date, each Holder shall be entitled to receive on such date, $1,000 in cash for each $1,000 in principal amount of Notes, together with any accrued and unpaid interest thereon to, but excluding, the Maturity Date, unless such Note is earlier converted or repurchased. With respect to Global Notes, principal and any interest shall be paid to the Depositary by wire transfer of immediately available funds. With respect to any certificated Notes, principal and any interest shall be payable at the Company’s office or agency in New York City, which initially shall be the office or agency of the Trustee located at the Corporate Trust Office. If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

(c) Payment of Interest. Interest on the Notes shall accrue at the rate of 1.125% per annum from the date of original issuance of the Notes or from the most recent date to which interest has been paid or duly provided for. Interest shall be payable in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on September 15, 2014, to Holders of record at the close of business on the applicable Regular Record Date. Notwithstanding the preceding sentence, (i) the Company will not pay in cash accrued interest (excluding any Additional Interest) on any Notes when such Notes are converted, except as described in Section 10.02, and (ii) with respect to the Interest Payment Date that falls on the Maturity Date, the Company will pay any accrued and unpaid interest to the Person to whom the Company pays the principal amount (rather than the Holder of record on the corresponding Regular Record Date).

The Company shall pay interest on:

(i) any Global Notes to the Depositary in immediately available funds;

(ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and

(iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date.

Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

To the extent lawful, payments of principal or interest (including Additional Interest, if any) on the Notes that are not made when due will accrue interest at the then applicable interest rate on the Notes from the required payment date.

Section 2.04 Execution and Authentication.

One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. Upon the written order of the Company signed by an Officer, the Trustee shall authenticate a Note executed by the Company. The signature of the Trustee on the Note shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.05 Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes, (ii) the custodian with respect to the Global Notes and (iii) Conversion Agent.

The Company may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.07. The Company or any of its Wholly Owned Subsidiaries that is not a Foreign Subsidiary may act as Paying Agent or Registrar.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.09.

Section 2.06 Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on the Maturity Date, each Interest Payment Date, the Put Right Repurchase Date, any Fundamental Change Repurchase Date, any settlement date of a Conversion Obligation and any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such amounts owed on such dates. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of amounts owed on such dates and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.07 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08 Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Notes to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Notes, but the Company or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Note or portions thereof surrendered for conversion pursuant to Article 10 or (b) any Note or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 3.

(b) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless:

(A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary has not been appointed within 60 calendar days;

(B) the Depositary has ceased to be registered as a clearing agency under the Exchange Act and a successor Depositary has not been appointed within 60 calendar days; or

(C) an Event of Default with respect to the Notes has occurred and is continuing and the beneficial owner requests that its Notes be issued in physical, certificated form.

(iii) In addition, certificated Notes shall be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.

(iv) Notes issued in exchange for a Global Note or for any portion of a Global Note pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the books and records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company shall promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(vi) Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Notes.

(vii) At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the Restricted Note Legend (together with any Company Common Stock issued upon conversion of the Notes and required to bear the Restricted Company Common Stock Legend, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) (including those set forth in the Restricted Note Legend and the Restricted Company Common Stock Legend) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein. Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of the original issuance of the Notes (including the issuance of Notes in connection with the exercise by the Initial Purchasers of their option to purchase additional Notes as set forth in the Purchase Agreement), or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder, and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing a Restricted Security shall bear the Restricted Note Legend (or in the case of Company Common Stock issued upon conversion of the Notes, the Restricted Company Common Stock Legend), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee. After the Resale Restriction Termination Date, the Restricted Note Legend shall be deemed no longer applicable to the Notes.

(d) In connection with any transfer of the Notes prior to the Resale Restriction Termination Date, the Holder must complete and deliver the form of assignment set forth on the certificate representing the Note, with the appropriate box checked, to the Trustee (or any successor Trustee, as applicable).

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.08(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Notes shall be reduced by the appropriate principal amount and the principal amount of a Global Note without a Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary. The Company shall notify the Trustee in writing upon the Trustee’s request of the occurrence of the Resale Restriction Termination Date.

Any Company Common Stock issued upon conversion of the Notes as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Company Common Stock for exchange in accordance with the procedures of the transfer agent for the Company Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Company Common Stock, which shall not bear the Restricted Company Common Stock Legend.

(e) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders of Notes and all payments to be made to Holders of Notes under the Notes shall be given or made only to or upon the order of the registered Holders of Notes (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09 Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder takes the following actions and satisfies the requirements of Section 8-405 of the Uniform Commercial Code:

(a) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and prior to the Registrar registering a transfer of such Note;

(b) makes a request to the Company or the Trustee for a replacement Note prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”); and

(c) satisfies any other reasonable requirements of the Company or the Trustee, including the requirements set forth in the following paragraph.

If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss, expense, claim or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. In case any Note which has matured or is about to mature, has been validly redeemed on a Redemption

Date or has been validly tendered for repurchase on the Put Right Repurchase Date or a Fundamental Change Repurchase Date (and not validly withdrawn), or is to be converted, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Notes and of the ownership thereof.

Every replacement Note is an additional obligation of the Company.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.10 Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.12, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on the Put Right Repurchase Date, a Fundamental Change Repurchase Date, a Redemption Date or the Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.11 Temporary Notes.

Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Any such temporary Notes shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.12 Repurchase and Cancellation.

The Company may, to the extent permitted by law, repurchase any Notes in the open market or by tender offer at any price or by private agreement. Any Notes repurchased by the Company will be surrendered to the Trustee for cancellation, but such Notes may not be reissued or resold by the Company. Any Notes surrendered for cancellation to the Trustee may not be reissued or resold and shall be promptly cancelled by the Trustee in accordance with its standard procedures.

Section 2.13 Defaulted Interest.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen calendar days and not less than ten calendar days prior to the Special Interest Payment Date and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special

Interest Payment Date therefor to be given to each Holder, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.14 CUSIP and ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any changes to the “CUSIP” or “ISIN” numbers of the Notes.

ARTICLE 3

REPURCHASE OF NOTES

Section 3.01 Repurchase at Option of Holders on a Specified Date.

(a) Each Holder shall have the right to require the Company to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or whole multiples thereof, on March 15, 2024 (the “Put Right Repurchase Date”) at a repurchase price, payable in cash, equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Put Right Repurchase Date (the “Put Right Repurchase Price”). Repurchases of Notes under this Section 3.01 shall be made upon:

(1) delivery to the Paying Agent by a Holder of a duly completed written notice (the “Put Right Repurchase Notice”) of such Holder’s exercise of its repurchase right (together with the Notes to be repurchased, if certificated Notes have been issued) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Put Right Repurchase Date (the “Put Right Repurchase Expiration Time”); and

(2) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Put Right Repurchase Notice (together with all necessary endorsements) and prior to the Put Right Repurchase Expiration Time, at the Corporate Trust Office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Put Right Repurchase Price therefor; provided that such Put Right Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Put Right Repurchase Notice.

The Put Right Repurchase Notice shall state:

(i) with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate numbers, if any, of the Notes to be tendered for repurchase;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or whole multiples thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Payment of the Put Right Repurchase Price for Notes for which a Put Right Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent. Payment of the Put Right Repurchase Price for the Notes shall be made on the later of the Put Right Repurchase Date and the time of book-entry transfer or delivery of the Notes, as the case may be.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw such Put Right Repurchase Notice at any time prior to the Put Right Repurchase Expiration Time by delivering a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the 30th Business Day prior to the Put Right Repurchase Date, the Company shall provide to all Holders of record on the Put Right Repurchase Date at their addresses shown in the Register of the Registrar, and to beneficial owners to the extent required by applicable law, the Trustee and the Paying Agent, a written notice (the “Put Right Company Notice”) of the Holder’s right to require the Company to repurchase such Holder’s Notes on the Put Right Repurchase Date. Each Put Right Company Notice shall specify, among other things:

(i) the Put Right Repurchase Date;

(ii) the Put Right Repurchase Price;

(iii) the names and addresses of the Paying Agent and the Conversion Agent;

(iv) the procedures that a Holder must follow to exercise the right to repurchase such Holder’s Notes pursuant to this Section 3.01;

(v) that the Put Right Repurchase Price for any Notes as to which a Put Right Repurchase Notice has been given and not withdrawn shall be paid on the later of such Put Right Repurchase Date and the time of book-entry transfer or delivery of the Notes (together with all necessary endorsements);

(vi) that on and after such Put Right Repurchase Date (unless there shall be a Default in the payment of the Put Right Repurchase Price), interest on the Notes subject to repurchase shall cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Put Right Repurchase Price;

(vii) that a Holder shall be entitled to withdraw its election in the Put Right Repurchase Notice prior to the close of business on the Business Day immediately preceding the Put Right Repurchase Date, by means of a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Notes purchased by the Company on such Put Right Repurchase Date, the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes, the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Notes of such Holder that remain subject to the Put Right Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof;

(viii) that Notes with respect to which a Put Right Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Put Right Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Put Right Repurchase Price; and

(ix) the CUSIP number or numbers, as the case may be, of the Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Put Right Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Put Right Repurchase Price with respect to such Notes).

Section 3.02 Withdrawal of Put Right Repurchase Notice.

A Put Right Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent prior to the Put Right Repurchase Expiration Time. The withdrawal notice must state:

(a) with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate number, if any, of the withdrawn Notes;

(b) the principal amount of the withdrawn Notes; and

(c) the principal amount, if any, of such Notes that remains subject to the original Put Right Repurchase Notice, which portion must be in principal amounts of $1,000 or multiples of $1,000.

Section 3.03 Deposit of Put Right Repurchase Price.

Prior to 11:00 a.m., New York City time, on the Put Right Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash in immediately available funds, sufficient to pay the aggregate Put Right Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Put Right Repurchase Date.

If the Paying Agent holds on the Put Right Repurchase Date cash sufficient to pay the Put Right Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, as of the Put Right Repurchase Date:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, as the case may be; and

(ii) all other rights of the Holders of such Notes shall terminate, other than the right to receive the Put Right Repurchase Price upon delivery or transfer of such Notes.

Section 3.04 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right to require the Company to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or whole multiples thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the

Company in the Fundamental Change Company Notice that is not less than 20 nor more than 35 calendar days after the date of the Fundamental Change Company Notice at a repurchase price, payable in cash, equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). However, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the full amount of interest due shall be paid on the Interest Payment Date to the Holder of record on the Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased. Repurchases of Notes under this Section 3.04 shall be made upon:

(1) delivery to the Paying Agent by a Holder of a duly completed written notice (the “Fundamental Change Repurchase Notice”) of such Holder’s exercise of its repurchase right (together with the Notes to be repurchased, if certificated Notes have been issued) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(2) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) and prior to the Fundamental Change Repurchase Expiration Time, at the Corporate Trust Office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.04 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(i) with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate numbers, if any, of the Notes to be tendered for repurchase;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or whole multiples thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Payment of the Fundamental Change Repurchase Price for Notes for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent. Payment of the Fundamental Change Repurchase Price for the Notes shall be made on the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes, as the case may be.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.04 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time by delivering a written notice of withdrawal to the Paying Agent in accordance with Section 3.05 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the tenth calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record on the date of the Fundamental Change at their addresses shown in the Register of the Registrar, and to beneficial owners to the extent required by applicable law, the Trustee and the Paying Agent, a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and the resulting repurchase right. Each Fundamental Change Company Notice shall specify, among other things:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which a repurchase upon a Fundamental Change may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures that a Holder must follow to exercise the right to repurchase upon a Fundamental Change;

(viii) that the Fundamental Change Repurchase Price for any Notes as to which a Fundamental Change Repurchase Notice has been given and not withdrawn shall be paid on the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes (together with all necessary endorsements);

(ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Notes subject to repurchase upon Fundamental Change shall cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x) that a Holder shall be entitled to withdraw its election in the Fundamental Change Repurchase Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, by means of a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Notes purchased by the Company on such Fundamental Change Repurchase Date pursuant to a repurchase upon a Fundamental Change, the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes, the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Notes of such Holder that remain subject to the Fundamental Change Repurchase Notice delivered by such Holder in accordance with this Section 3.04, which amount must be $1,000 or an integral multiple thereof;

(xi) the Conversion Rate and any adjustments to the Conversion Rate that shall result from such Fundamental Change;

(xii) that Notes with respect to which a Fundamental Change Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Fundamental Change Repurchase Notice has been withdrawn in accordance with this Section 3.04 or the Company defaults in the payment of the Fundamental Change Repurchase Price; and

(xiii) the CUSIP number or numbers, as the case may be, of the Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.04.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

Section 3.05 Withdrawal of Fundamental Change Repurchase Notice.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent prior to the Fundamental Change Repurchase Expiration Time. The withdrawal notice must state:

(a) with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate number, if any, of the withdrawn Notes;

(b) the principal amount of the withdrawn Notes; and

(c) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or multiples of $1,000.

Section 3.06 Deposit of Fundamental Change Repurchase Price.

Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash in immediately available funds, sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If the Paying Agent holds on the Fundamental Change Repurchase Date cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.04, then, as of the Fundamental Change Repurchase Date:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, as the case may be; and

(ii) all other rights of the Holders of such Notes shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.

Section 3.07 Notes Repurchased in Part.

Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 3.08 Covenant to Comply with Securities Laws Upon Repurchase of Notes.

In connection with any repurchase pursuant to Sections 3.01 or 3.04, the Company shall, to the extent applicable, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, and any such compliance resulting from changes to such rules made after the Issue Date that conflicts with the requirements of this Indenture shall be deemed to comply with this Indenture; (ii) file a Schedule TO or any other schedule required under the Exchange Act if applicable at the time of the offer to repurchase the Notes; and (iii) comply with all other federal and state securities laws in connection with the Company’s repurchase of the Notes.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and, to the extent lawful, it shall pay interest on overdue installments of interest at the rate and in the manner specified in Section 2.13.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office is located at the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Reports; Rule 144A Information.

(a) The Company shall deliver to the Trustee, within 15 calendar days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the

Exchange Act (taking into account any applicable grace periods provided thereunder) shall satisfy the Company’s obligation to furnish such reports to the Trustee. The Company shall promptly notify the Trustee in writing if the Company fails to file any such reports. The Trustee shall have no responsibility to determine whether such filing of these reports has occurred. In the absence of such notification, the Trustee shall be entitled to presume that such filings were made. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) The Company shall, so long as any of the Notes or any shares of Company Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and the Company shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Company Common Stock issuable upon conversion of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (to the extent such information is not available in the EDGAR database) to facilitate the resale of such Notes or shares of Company Common Stock pursuant to Rule 144A under the Securities Act (“Rule 144A”). The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of the Company Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

Section 4.04 Existence.

Except (i) as set forth in Article 5, (ii) in respect of Fundamental Changes and (iii) as otherwise permitted hereunder, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.05 Compliance Certificate.

The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company an Officers’ Certificate, stating whether or not, to the knowledge of each such Officer, any Default or Event of Default occurred during such period and if so, describing each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.

Section 4.06 [Reserved.]

Section 4.07 Notification of Rule 144 Additional Interest or Reporting Additional Interest.

If Rule 144 Additional Interest or Reporting Additional Interest, as applicable, is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Rule 144 Additional Interest or Reporting Additional Interest, as applicable, that is payable and (ii) the date on which payment of such Rule 144 Additional Interest or Reporting Additional Interest, as applicable, shall commence. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Rule 144 Additional Interest or Reporting Additional Interest, as applicable, is payable.

Section 4.08 [Reserved.]

Section 4.09 Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10 Rule 144 Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes (including the issuance of Notes in connection with the exercise by the Initial Purchasers of their option to purchase additional Notes as set forth in the Purchase Agreement), the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Persons that were Affiliates of the Company during the immediately preceding three months as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes, the Company shall pay Additional Interest on the Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing.

(b) If, and for so long as, the Restricted Note Legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not freely tradable by Holders other than the Company’s Affiliates or Persons that were Affiliates of the Company during the immediately preceding three months (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), in each case as of the 365th day after the last date of original issuance of the Notes (including the issuance of Notes in connection with the exercise by the Initial Purchasers of their option to purchase additional Notes as set forth in the Purchase Agreement), the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Notes are so freely tradable.

(c) Additional Interest payable in accordance with Section 4.10(a) or (b) (“Rule 144 Additional Interest”) shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(d) Notwithstanding anything to the contrary, in no event shall the aggregate of any Rule 144 Additional Interest and any Reporting Additional Interest exceed 0.50% per annum of the principal amount of the Notes outstanding in respect of any period.

ARTICLE 5

SUCCESSOR COMPANY

Section 5.01 Consolidation, Merger and Sale of Assets of the Company.

The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer or lease the Company’s property and assets substantially as an entirety to another Person, unless:

(a) either (i) the Company is the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Notes and this Indenture;

(b) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and

(c) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.04.

Section 5.02 Consolidation, Merger and Sale of Assets of the Guarantors.

A Guarantor shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer or lease the Guarantor’s property and assets substantially as an entirety to another Person, unless:

(a) either (i) such Guarantor is the continuing Person or (ii) the resulting, surviving or transferee Person (if other than the Guarantor) (the “Successor Guarantor”) assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of such Guarantor’s obligations under the Notes and this Indenture;

(b) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and

(c) the Guarantor has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.04.

The foregoing limitations in this Section 5.02 shall not be applicable to any consolidation, merger, sale, conveyance, transfer or lease in respect of a Guarantor, so long as such event or events are in connection with, or occurring contemporaneously with, a release of a Guarantor that complies with the requirements of Section 13.06.

The foregoing limitations in this Section 5.02 shall not apply to any consolidation with, merger with or sale, conveyance, transfer or lease of assets to the Company or another Guarantor of the Notes or that complies with the requirements set forth in Section 5.02.

Section 5.03 Successor to Be Substituted.

In case of any such transaction described in Section 5.01 or Section 5.02 and upon the assumption by the Successor Company or the Successor Guarantor, as the case may be, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company or the applicable Guarantor, as the case may be, such Successor Company or the Successor Guarantor, as the case may be, shall succeed, and be substituted for, and may exercise every right and power of, the Company or the applicable Guarantor, as the case may be and, except in the case of a lease, the Company or the applicable Guarantor, as the case may be, shall be released and discharged from its obligations under the Notes and this Indenture.

Section 5.04 Opinion of Counsel to Be Given to the Trustee.

Prior to execution of any supplemental indenture pursuant to this Article 5 by the Successor Company or the Successor Guarantor, as the case may be, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, lease or other disposition and any such assumption complies with the provisions of this Article 5 and that all conditions precedent set forth in the Indenture relating to such transaction have been complied with.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” occurs if:

(a) the Company or any Guarantor fails to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days (whether or not such payment is prohibited by Article 12 or Article 14, as applicable);

(b) the Company or any Guarantor fails to pay principal of the Notes when due at maturity or upon acceleration, or the Company or any Guarantor fails to pay the Put Right Repurchase Price, the Fundamental Change Repurchase Price or the Redemption Price, as applicable, payable in respect of any Notes when due (whether or not such payment is prohibited by Article 12 or Article 14, as applicable);

(c) the Company fails to pay or deliver, as the case may be, cash, shares of Company Common Stock, or a combination of cash and shares of Company Common Stock, as the case may be, in accordance with Article 10, upon the conversion of any Notes and such failure continues for five calendar days following the scheduled settlement date for such conversion;

(d) the Company fails to comply with Article 5 after written notice of such failure is given to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(e) the Company fails to provide notice of any transaction described under Section 10.01(b) and such failure continues for five calendar days after the date for the delivery of such notice;

(f) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change on a timely basis as required by Sections 3.04(b) or 10.01(c), in each case, which failure continues for five calendar days after the date for the delivery of such notice;

(g) the Company fails to perform or observe any other term, covenant or agreement in the Notes or this Indenture for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(h) the failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (in each instance, other than a Securitization Entity) in an aggregate amount in excess of $50,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(i) a final judgment for the payment in excess of $50,000,000 (or its foreign currency equivalent), excluding any amounts covered by insurance, rendered against the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (in each instance, other than a Securitization Entity), which judgment is not paid, discharged or stayed within 60 calendar days after (A) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (B) the date on which all rights to appeal or petition for review have been extinguished;

(j) except as permitted by the Indenture, any Guarantee of any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (in each instance, other than a Securitization Entity) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(k) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (in each instance, other than a Securitization Entity) pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors; or

(5) takes any comparable action under any foreign laws relating to insolvency; or

(l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (in each instance, other than a Securitization Entity) in an involuntary case;

(2) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (in each instance, other than a Securitization Entity) or for any substantial part of its property;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (in each instance, other than a Securitization Entity); or

(4) any similar relief is granted under any foreign laws;

and the order, decree or similar relief remains unstayed and in effect for 60 consecutive days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall deliver notice in writing to the Trustee, promptly upon becoming aware of the occurrence of any Event of Default or Default setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

Section 6.02 Acceleration.

If an Event of Default specified in Section 6.01(k) or (1) with respect to the Company occurs, the principal amount of the Notes and accrued and unpaid interest, including Additional Interest, on the outstanding Notes shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holders. If an Event of Default (other than an Event of Default specified in Section 6.01(k) or (1) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. Thereupon, the Trustee may proceed to protect and enforce the rights of Holders by appropriate judicial proceedings.

After a declaration of acceleration the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if:

(a) the Company or, if applicable, any Guarantor has paid (or deposited with the Trustee a sum sufficient to pay):

(1) all overdue interest on all Notes;

(2) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration;

(3) to the extent that payment of such interest is lawful, interest upon overdue interest; and

(4) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default, other than the non-payment of the principal amount of the Notes and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of all Holders, waive any past Default or Event of Default under this Indenture and its consequences, except:

(a) the Company’s failure to pay principal of or interest, including Additional Interest, on any Notes when due;

(b) the Company’s failure to convert any Notes into cash, shares of Company Common Stock or a combination of cash and shares of Company Common Stock, as the case may be, pursuant to the terms of this Indenture;

(c) the Company’s failure to pay the Put Right Repurchase Price on the Put Right Repurchase Date in connection with a Holder exercising its repurchase rights pursuant to Section 3.01;

(d) the Company’s failure to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder exercising its repurchase rights pursuant to Section 3.04;

(e) the Company’s failure to pay the Redemption Price on the Redemption Date in connection with the Company exercising its redemption rights pursuant to Section 11.02; or

(f) the Company’s failure to comply with any of the provisions of this Indenture that under Section 9.02 cannot be amended without the consent of each Holder affected.

Without limiting any rights of the Holders set forth in Section 6.05, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest, including any Additional Interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of any proceedings for any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity or security reasonably satisfactory to it in its sole discretion against all losses, liabilities, and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits.

No Holder may pursue any remedy under this Indenture, except in the case of a default in the payment of principal or interest on the Notes, unless:

(a) such Holder has given the Trustee written notice of an Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy, and offered to the Trustee security or indemnity satisfactory to it against any cost, liability or expense of the Trustee;

(c) the Trustee fails to comply with such request within 60 calendar days after receipt of such request and the offer of indemnity; and

(d) during such 60 calendar day period, the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee shall not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal (including payments pursuant to the required repurchase provisions of the Notes) of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or in the event of repurchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. In addition, notwithstanding any other provision of this Indenture, the right of any Holder to enforce its rights of conversion in accordance with the provisions of Article 10, on or after the applicable date for settlement of the Company’s Conversion Obligation, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or, if applicable, any Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries, any Guarantor or their respective creditors or property and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest or in respect of any Conversion Obligation of the Company, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least fifteen calendar days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Sections 6.06 and 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

Section 6.12 Failure to Comply with Reporting Covenant.

Notwithstanding anything to the contrary in this Indenture, if the Company so elects, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in described in Section 4.03(a) hereof , shall, at the Company’s option, for the 90 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes (“Reporting Additional Interest”). In the event the Company does not elect to pay the Reporting Additional Interest upon an Event of Default in accordance with this Section 6.12, the Notes shall be subject to acceleration as provided in Section 6.02. Notwithstanding anything to the contrary, in no event shall the aggregate of any Reporting Additional Interest and any Rule 144 Additional Interest for any period exceed 0.50% per annum of the principal amount of the Notes outstanding in respect of such period. Reporting Additional Interest shall accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations in this Indenture first occurs to, but not including, the 90th day (or such earlier date on which the Event of Default is cured or waived). On such 90th day if such Event of Default is continuing, such Reporting Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02 above. This Section 6.12 will not affect the rights of Holders in the event of the occurrence of any other Event of Default.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates and opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(i) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.

(k) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent Officer).

(l) The permissive rights of the Trustee set forth in this Indenture shall not be construed as duties.

(m) The Trustee shall be permitted to engage in other transactions with the Company; provided that if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign pursuant to this Article 7.

(n) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee. Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults.

(a) The Trustee shall not be deemed to have notice of any Default or Event of Default, unless a Responsible Officer has received written notice thereof at its Corporate Trust Office, and such notice references this Indenture. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default or Event of Default of which the Trustee is not deemed to have notice.

(b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail by first class mail to each Holder at the address set forth in the Register notice of the Default or Event of Default within 90 calendar days after it becomes aware of the occurrence of such Default or Event of Default, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal or interest on any Notes or a Default in the failure to deliver the consideration due upon conversion, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06 [Reserved.]

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. Each of the Company and any Guarantor, jointly and severally, shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the offer and sale of the Notes or the acceptance or administration of this trust and the performance of its duties or powers hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. Notwithstanding any of the foregoing, the Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Notes.

The obligations of the Company and the Guarantors pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(k) or (1) with respect to the Company the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 [Reserved.]

Section 7.09 Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee is removed by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if the Trustee resigns, is removed by the Company or a vacancy otherwise exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction (at the expense of the Company) for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.10 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.11 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or the Guarantors are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes.

(a) This Indenture shall, subject to Section 8.01(b), cease to be of further effect if:

(1) the Company (i) delivers all outstanding Notes (other than Notes replaced pursuant to Section 2.09) to the Trustee for cancellation or (ii) (x) deposits with the Trustee or the Paying Agent after such Notes have become due and payable, whether at stated maturity, upon conversion, upon Redemption, or on the Put Right Repurchase Date or any Fundamental Change Repurchase Date, cash (including any cash in lieu of fractional shares in connection with the conversion) and (y) in the case of a conversion for which a Physical Settlement or Combination Settlement applies, delivers to the converting Holders shares of Company Common Stock issuable upon conversion, in each case calculated in accordance with this Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under this Indenture; and

(2) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding Section 8.01(a), the obligations of the Company and the Guarantors, as applicable, in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company and the Guarantors, as applicable, in Sections 7.07, 8.03 and 8.04 shall survive such satisfaction and discharge.

Section 8.02 Application of Trust Money.

The Trustee shall hold in trust money or other property due in respect of converted Notes or payments due under this Article 8 deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.

Section 8.03 Repayment to Company.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Company Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.

Section 8.04 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or to deliver any other property due in respect of converted Notes or other payments due in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or other property due in respect of converted Notes or other payments due in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders.

This Indenture (including the terms and conditions of the Notes) and the Notes may be modified or amended by the Company, the Guarantors and the Trustee, without the consent of the Holders, to, among other things:

(a) provide for conversion rights of Holders and the Company’s repurchase obligations in connection with a Fundamental Change and/or in the event of any events described under Section 10.05;

(b) secure the Notes;

(c) provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer or lease of all or substantially all of the Company’s or any Guarantor’s assets;

(d) surrender any right or power conferred upon the Company;

(e) add to the Company’s covenants for the benefit of the Holders;

(f) cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture or the Guarantee; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture or the Guarantee to the description of the Notes contained in the Offering Memorandum, and as provided to the Trustee in an Officer’s Certificate, shall be deemed not to adversely affect the interests of the Holders in any material respect;

(g) make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not adversely affect the interests of the Holders in any respect;

(h) increase the Conversion Rate;

(i) irrevocably elect or eliminate one or more Settlement Methods or, in the case of Combination Settlement, irrevocably elect a Specified Dollar Amount;

(j) allow any Guarantor to execute a Supplemental Indenture and/or a Guarantee with respect to the Notes, remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee or add any other Guarantor of the Notes;

(k) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; and

(l) provide for a successor Trustee.

After a modification or amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of the modification or amendment under this Section 9.01.

Section 9.02 With Consent of Holders.

This Indenture (including the terms and conditions of the Notes) may not be modified or amended without the written consent or the affirmative vote of the Holder of each Note affected by such change to:

(a) change the Maturity Date of any Notes;

(b) reduce the rate or extend the time for payment of interest on any Notes;

(c) reduce the principal amount of any Notes;

(d) reduce any amount payable upon any required repurchase of any Notes or upon Redemption of any Notes;

(e) impair the right of a Holder to receive payment with respect to any Notes or institute suit for payment of any Notes;

(f) change the currency in which any Note is payable;

(g) change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders;

(h) affect the right of a Holder to convert any Notes into cash, shares of Company Common Stock or a combination of cash and shares of Company Common Stock, as the case may be, or reduce the number of shares of Company Common Stock or amount of property, including cash, receivable upon conversion pursuant to the terms of this Indenture;

(i) change the Company’s obligation to maintain an office or agency in New York City; or

(j) reduce the percentage of the Notes required for consent to any modification or waiver of this Indenture that does not require the consent of each affected Holder.

Any modification or change in any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes in any manner which adversely affects the Holders shall require the consent of the Holders of at least 75% in aggregate principal amount of the outstanding Notes.

Except as otherwise provided in this Section 9.02, this Indenture (including the terms and conditions of the Notes) and the Notes may be modified or amended, with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer). The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed modification or amendment. Any consent under this Section 9.02 is sufficient if such consent approves the substance of the proposed modification or amendment.

After a modification or amendment under this Section 9.02 becomes effective, the Company shall provide to Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of the modification or amendment under this Section 9.02.

Section 9.03 [Reserved.]

Section 9.04 Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company, the Guarantors and the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

Section 9.05 Notation on or Exchange of Notes.

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.06 Trustee to Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be provided with, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon, in addition to the documents required by Section 15.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE 10

CONVERSION OF NOTES

Section 10.01 Right to Convert.

Upon compliance with the provisions of this Article 10, a Holder may convert, at such Holder’s option, all or part of its Notes, in integral multiples of $1,000, based on the Conversion Rate (the “Conversion Obligation”). Prior to December 15, 2033, Holders shall have the right to convert their Notes only under the circumstances described in clauses (a) through (e) below. On or after December 15, 2033, a Holder may surrender its Notes for conversion at any time on or prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date without regard to the conditions in clauses (a) through (e) below. In no event may Notes be surrendered for conversion after the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(a) Conversion Based on Company Common Stock Price. Notes may be surrendered for conversion on any date during any calendar quarter beginning after June 30, 2014 (and only during such calendar quarter) if the Closing Sale Price of the Company Common Stock was more than 130% of the then current Conversion Price for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter.

(b) Conversion Upon Specified Corporate Transactions. If the Company:

(1) distributes to all or substantially all holders of its Company Common Stock rights, options or warrants entitling them to purchase, for a period of 60 calendar days or less from the declaration date for such distribution, shares of Company Common Stock at a price per share less than the average Closing Sale Price of Company Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution; or

(2) makes a distribution to all or substantially all holders of its Company Common Stock cash, other assets, securities or rights to purchase securities of the Company (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Company Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company shall notify all Holders at least 45 Business Days prior to the Ex-Date for any such distribution by notice in writing. Once the Company has given such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Date or the Company’s public announcement that such distribution shall not take place. A Holder may not convert any of its Notes based on this Section 10.01(b) if as a result of holding its Notes such Holder shall otherwise participate in the distribution, without converting the Notes, at the same time and on the same terms as holders of the Company Common Stock as if such Holder held a number of shares of Company Common Stock equal to the Conversion Rate on the Record Date of such distribution for each $1,000 principal amount of Notes held by such Holder (calculated on an aggregate basis per Holder).

(c) Conversion Upon a Fundamental Change. If (1) the Company is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of the Company’s property and assets that does not constitute a Fundamental Change, in each case, pursuant to which the Company Common Stock would be converted into cash, securities and/or other property or (2) a Fundamental Change occurs, the Company shall notify each Holder at least 10 Business Days prior to the anticipated effective date for any such transaction by notice in writing. In such event, each Holder will have the right to convert its Notes at any time beginning 10 Business Days prior to the date the Company notifies such Holder as being the anticipated effective date of the transaction to, and including (x) in the case of any transaction described in clause (1) above, the date which is 35 calendar days after the date that is the actual effective date of such transaction and (y) in the case of any transaction described in clause (2) above the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. If any Holder has submitted any or all of its Notes for repurchase in connection with a Fundamental Change, unless such Holder has withdrawn such Notes in a timely fashion, its conversion rights on the Notes so subject to repurchase will expire at the close of business on the Business Day preceding the Fundamental Change Repurchase Date, unless the Company defaults in the payment of the Fundamental Change Repurchase Price. If any Holder has submitted any Notes for repurchase, such Notes may be converted only if such Holder properly submits a withdrawal notice and, if the Notes submitted are evidenced by a Global Note, such Holder complies with appropriate Depositary procedures.

(d) Conversion Upon Satisfaction of Trading Price Condition. Notes may be surrendered for conversion during the five consecutive Business Day period following any ten consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(d), for each Trading Day of such ten Trading Day period was less than 98% of the product of the Closing Sale Price of the Company Common Stock for each Trading Day during such ten Trading Day period and the then current Conversion Rate. The Trustee shall determine the Trading Price per $1,000 principal amount of Notes upon the Company’s written request. The Company shall have no obligation to make such request unless a Holder requests that the Company do so. Once a Holder makes such a request, the Company shall instruct the Trustee in writing to determine the Trading Price per $1,000 principal amount of Notes for each Trading Day until the minimum Trading Price threshold is exceeded. If the Company does not so instruct the Trustee to obtain bids when required, or if the Trustee does not obtain bids when directed by the Company, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Closing Sale Price of the Company Common Stock and the applicable Conversion Rate on each Trading Day such failure occurs.

(e) Conversion Based on Redemption. If the Company calls a Note for Redemption, then the Holder of such Note may surrender the Note for conversion at any time until the close of business on the Business Day immediately preceding the Redemption Date, after which time such Holder’s rights to convert such Holder’s Notes will expire unless the Company defaults in the payment of the Redemption Price.

Section 10.02 Conversion Procedures; Settlement Upon Conversion; No Adjustment for Interest or Dividends; Cash Payments in Lieu of Fractional Shares.

(a) In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must, prior to the deadline for such conversion specified in Section 10.01:

(1) complete and manually sign a notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”);

(2) deliver such Conversion Notice and the certificated Notes to be converted to the Conversion Agent at the office of the Conversion Agent;

(3) to the extent any shares of Company Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent;

(4) if required pursuant to this Section 10.02(a), pay funds equal to interest (excluding any Additional Interest) payable on the next Interest Payment Date to which such Holder is not entitled; and

(5) if required pursuant to Section 10.02(g), pay all transfer or similar taxes, if any.

In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must, prior to the deadline for such conversion specified in Section 10.01:

(1) deliver to the Conversion Agent via the Depositary the appropriate instruction form for conversion pursuant to the Depositary’s conversion program;

(2) if required pursuant to this Section 10.02(a), pay funds equal to interest (excluding any Additional Interest) payable on the next Interest Payment Date to which such Holder is not entitled; and

(3) if required pursuant to Section 10.02(g), pay all transfer or similar taxes, if any.

The date on which the Holder satisfies the foregoing requirements is the “Conversion Date.” The Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date; provided, however, that the Person in whose name any shares of the Company Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the close of business on the Conversion Date, in the case of Physical Settlement, or the last Trading Day of the relevant Conversion Period, in the case of Combination Settlement.

If a Holder converts any Notes after the close of business on the Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, the record Holder on such Regular Record Date shall receive on the corresponding Interest Payment Date the full amount of interest accrued and unpaid on such Notes, notwithstanding such Holder’s conversion of those Notes prior to the Interest Payment Date. However, except as provided in the next sentence, at the time such Holder surrenders its Notes for conversion after the close of business on a Regular Record Date but prior to the open of business on the corresponding Interest Payment Date, such Holder must pay the Company an amount equal to the interest (excluding any Additional Interest) that has accrued and shall be paid on the Notes being converted on the corresponding Interest Payment Date. However, such Holder is not required to make such payment:

(1) if such Holder converts its Notes following the close of business on the Regular Record Date immediately preceding the Maturity Date;

(2) if the Company has specified a Redemption Date in accordance with Section 11.02 that is after a Regular Record Date and on or prior to the Business Day following the corresponding Interest Payment Date, and the Notes are surrendered for conversion after the close of business on such Regular Record Date and on or prior to the open of business on such Interest Payment Date;

(3) if such Holder converts its Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or

(4) to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to such Holder’s Notes.

If a Holder has already delivered a Fundamental Change Repurchase Notice pursuant to Section 3.04 with respect to a Note, such Holder may not surrender that Note for conversion until such Holder has validly withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.05, as applicable, except as to a portion of such Note that is not subject to such Fundamental Change Repurchase Notice.

(b) Subject to this Section 10.02, Section 10.03 and Section 10.05, upon conversion of any Note, the Company may, at its election, pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted either solely cash (“Cash Settlement”), solely shares of Company Common Stock (other than cash in lieu of any fractional shares) (“Physical Settlement”) or a combination of cash and shares of Company Common Stock (“Combination Settlement”), as set forth in this Section 10.02(b).

All conversions occurring on or after December 15, 2033 shall be settled using the same Settlement Method. Prior to December 15, 2033, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. If the Company elects a Settlement Method, the Company shall notify Holders so converting of such Settlement Method through the Trustee, no later than the close of business on the Scheduled Trading Day immediately following the related Conversion Date (or, in the case of any conversions occurring on or after December 15, 2033, no later than the close of business on the Scheduled Trading Day immediately preceding December 15, 2033). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000.

The cash, shares of Company Common Stock or combination of cash and shares of Company Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(1) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to converting Holders in respect of each $1,000 principal amount of Notes being converted a number of shares of Company Common Stock equal to the Conversion Rate in effect on the Conversion Date (and cash in lieu of any fractional share as described in Section 10.02(i));

(2) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to converting Holders in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days in the relevant Conversion Period; and

(3) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to converting Holders in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days in the relevant Conversion Period (and cash in lieu of any fractional share as described in Section 10.02(i)).

(c) Except as described under Section 10.03, Section 10.04 and Section 10.05, if Cash Settlement or Combination Settlement is applicable, the Company shall pay and/or deliver the consideration due upon conversion on the third Business Day immediately following the final Trading Day of the related Conversion Period. If Physical Settlement is applicable, the Company shall deliver the consideration due upon conversion on the third Business Day immediately following the related Conversion Date; provided that, with respect to any Conversion Date with respect to which Physical Settlement applies occurring after December 15, 2033, settlement will occur on the Maturity Date (except as otherwise provided in Section 10.04).

(d) If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) In case any certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the certificated Note so surrendered, without charge to such Holder, a new certificated Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered certificated Note.

(f) Upon the conversion of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.

(g) The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder of Notes for any taxes or duties in respect of the issue thereof. The Company shall not, however, be required to pay any such tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or duty or shall have established to the satisfaction of the Company that such tax has been paid.

(h) Except as provided in Section 10.02(a), upon conversion, Holders shall not receive any separate cash payment of accrued and unpaid interest on the Notes. Accrued and unpaid interest (excluding any Additional Interest) to the Conversion Date shall be deemed to be paid in full with the payment or delivery, as the case may be, of the cash, Company Common Stock or a combination thereof, upon conversion, rather than cancelled, extinguished or forfeited. With respect to any conversion with Combination Settlement, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

(i) The Company shall not issue fractional shares of Company Common Stock upon conversion of the Notes. If any fractional shares of Company Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall instead pay cash in lieu of fractional shares based on the Closing Sale Price of the Company Common Stock on the relevant Conversion Date, in the case of Physical Settlement, or on the final Trading Day of the relevant Conversion Period, in the case of Combination Settlement.

(j) Except as described under Section 10.04, the Company shall not make any payment or other adjustment for dividends on any Company Common Stock issued upon conversion of the Notes.

(k) The Company shall inform the Trustee upon its request if the Notes have become convertible under Section 10.01(a).

Section 10.03 Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change.

If and only to the extent a Holder elects to convert its Notes in connection with a Fundamental Change described in clauses (1), (2) (3) or (4) of the definition of Fundamental Change (a “Make-Whole Fundamental Change”), the Conversion Rate shall be increased by an additional number of shares of Company Common Stock (the “Additional Shares”).

The number of Additional Shares shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Make-Whole Effective Date”) and the price paid (or deemed paid) per share (the “Stock Price”) for the Company Common Stock in such Make-Whole Fundamental Change. If holders of Company Common Stock receive only cash in any transaction described in clause (1) of the definition of Fundamental Change, the Stock Price will be the cash amount paid per share. Otherwise, the Stock Price will be equal to the average of the Closing Sale Prices of the Company Common Stock on the five Trading Days prior to, but excluding, the Make-Whole Effective Date of such Make-Whole Fundamental Change. The Company shall notify Holders of the anticipated Make-Whole Effective Date of any Make-Whole Fundamental Change at least 10 Business Days prior to such anticipated Make-Whole Effective Date.

A conversion of the Notes by a Holder shall be deemed for purposes of this Section 10.03 to be “in connection with” a Make-Whole Fundamental Change only if the Conversion Date occurs on or following the Make-Whole Effective Date of the Make-Whole Fundamental Change but before the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (as specified in the Fundamental Change Company Notice).

Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement, as described under Section 10.02(b). However, if the consideration received by holders of the Company Common Stock in any Make-Whole Fundamental Change described in clause (1) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Make-Whole Effective Date of such Make-Whole Fundamental Change, the Settlement Amount will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment as described in this Section 10.03), multiplied by such Stock Price. In such event, the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date.

The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and at the same time as the Conversion Rate of the Notes is adjusted pursuant to Section 10.04. The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be simultaneously adjusted to equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased upon conversion in connection with a Make-Whole Fundamental Change:

Effective Date	$61.11	$70.00	$74.86	$80.00	$90.00	$100.00	$110.00	$125.00	$150.00	$175.00	$200.00	$225.00
March 17, 2014	3.0056	2.2204	1.9000	1.6209	1.2074	0.9134	0.6986	0.4737	0.2506	0.1293	0.0611	0.0233
March 15, 2015	3.0056	2.1005	1.7863	1.5141	1.1140	0.8325	0.6291	0.4187	0.2140	0.1053	0.0461	0.0145
March 15, 2016	3.0056	1.9925	1.6825	1.4155	1.0267	0.7567	0.5640	0.3675	0.1807	0.0845	0.0338	0.0079
March 15, 2017	3.0056	1.9164	1.6055	1.3393	0.9560	0.6936	0.5090	0.3242	0.1528	0.0674	0.0240	0.0030
March 15, 2018	3.0056	1.8703	1.5526	1.2826	0.8984	0.6400	0.4615	0.2862	0.1287	0.0532	0.0164	0.0000
March 15, 2019	3.0056	1.8433	1.5131	1.2350	0.8452	0.5886	0.4152	0.2494	0.1059	0.0403	0.0100	0.0000
March 15, 2020	3.0056	1.8240	1.4756	1.1855	0.7867	0.5316	0.3642	0.2097	0.0828	0.0282	0.0045	0.0000
March 15, 2021	3.0056	1.7939	1.4218	1.1167	0.7085	0.4580	0.3006	0.1629	0.0579	0.0165	0.0000	0.0000
March 15, 2022	3.0056	1.7327	1.3297	1.0071	0.5938	0.3567	0.2183	0.1073	0.0323	0.0061	0.0000	0.0000
March 15, 2023	3.0056	1.5961	1.1518	0.8126	0.4135	0.2136	0.1133	0.0462	0.0103	0.0000	0.0000	0.0000
March 15, 2024	3.0056	0.9652	0.7054	0.4811	0.1593	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2029	3.0056	1.3258	0.9622	0.6522	0.2144	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2034	3.0056	0.9274	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that the exact Stock Price and Make-Whole Effective Date may not be set forth on the table, in which case, if the Stock Price is:

(1) between two Stock Prices on the table or the Make-Whole Effective Date is between two Make-Whole Effective Dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Effective Dates, as applicable, based on a 360-day year;

(2) greater than $225.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices in the table above), the Conversion Rate will not be increased; or

(3) less than $61.11 per share (subject to adjustment in the same manner and at the same time as the Stock Prices in the table above), the Conversion Rate will not be increased.

Notwithstanding the foregoing, in no event shall the total number of shares of Company Common Stock issuable upon conversion exceed 16.3639 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 10.04.

Section 10.04 Adjustment of Conversion Rate.

The Company shall adjust the Conversion Rate for the following events:

(a) If the Company shall issue shares of Company Common Stock as a dividend or distribution on shares of Company Common Stock, or if the Company effects a share split or share combination with respect to its Company Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination, as the case may be;

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Company Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination; and

OS1	=	the number of shares of Company Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this clause (a) shall become effective immediately after the open of business on such Ex-Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company shall distribute to all or substantially all holders of its Company Common Stock any rights, options or warrants entitling them to purchase, for a period of 60 calendar days or less from the declaration date for such distribution, shares of the Company

Common Stock at a price per share less than the average Closing Sale Price of the Company Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

OS0	=	the number of shares of the Company Common Stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X	=	the total number of shares of the Company Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Company Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average Closing Sale Price of the Company Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution.

Any increase made under this clause (b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that shares of the Company Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Company Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred.

For purposes of this clause (b) and Section 10.01(b)(1) above, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Company Common Stock at a price per share less than such average Closing Sale Price for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution, and in determining the aggregate offering price of such shares of the Company Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.

(c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness or other of its securities, assets or property to all or substantially all holders of Company Common Stock, excluding:

(i) dividends or distributions described in clause (a) or (b) above;

(ii) dividends or distributions paid exclusively in cash described in clause (d) below; and

(iii) Spin-Offs described below in the third paragraph of this clause (c),

then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – FMV

where,

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

SP0	=	the average Closing Sale Price of the Company Common Stock over the ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors or a committee thereof) of the shares of Capital Stock, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding share of the Company Common Stock immediately prior to the open of business on the Ex-Date for such distribution.

Any increase made under the portion of this clause (c) above shall become effective immediately after the open of business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “FMV” is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Company Common Stock without having to convert its Notes, the amount and kind of the Capital Stock, evidences of the Company’s Indebtedness, or other securities assets or property of the Company that such Holder would have received as if such Holder owned a number of shares of Company Common Stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Company Common Stock in shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV + MP0
MP0

where,

CR1	=	Conversion Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;

FMV	=	the average Closing Sale Price of the Capital Stock or similar equity interest distributed to holders of the Company Common Stock applicable to one share of the Company Common Stock for the ten consecutive Trading Days immediately following the Ex-Date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Company Common Stock over the Valuation Period.

Any adjustment to the Conversion Rate under the preceding paragraph of this clause (c) shall be made immediately after the close of business on the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Date for the Spin-Off. Because the Company will make the adjustment to the Conversion Rate at the end of the Valuation Period with retroactive effect, the Company shall delay the settlement of any Notes where the final day of the related Conversion Period occurs during the Valuation Period. In such event, the Company shall pay or deliver, as the case may be, any cash and shares of the Company Common Stock due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last Trading Day of the Valuation Period.

(d) If the Company pays any cash dividends or distributions exclusively in cash to all or substantially all holders of its Company Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

where,

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

SP0	=	the average Closing Sale Price of the Company Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of the Company Common Stock.

Any increase made under this clause (d) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors, or a committee thereof, determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of the Company Common Stock without having to convert its Notes, the amount of cash that such Holder would have received as if such Holder owned a number of shares of the Company Common Stock equal to the Conversion Rate in effect on the Ex-Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Company Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Company Common Stock exceeds the Closing Sale Price of the Company Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR1	=	the Conversion Rate in effect immediately after the close of business on the Trading Day immediately following the Expiration Date;

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1	=	the average Closing Sale Price of the Company Common Stock for the ten consecutive Trading Days next succeeding the Expiration Date (the “Averaging Period”);

OS1	=	the number of shares of the Company Common Stock outstanding immediately after the close of business on the Expiration Date (after giving effect to such tender offer or exchange offer); and

OS0	=	the number of shares of the Company Common Stock outstanding immediately prior to the close of business on the Expiration Date (prior to giving effect to such tender offer or exchange offer).

Any adjustment to the Conversion Rate under this clause (e) shall be made immediately after the close of business on the last day of the Averaging Period, but shall be given effect as of the open of business on the Trading Day next succeeding the Expiration Date. Because the Company shall make the adjustment to the Conversion Rate at the end of the Averaging Period with retroactive effect, the Company shall delay the settlement of any Notes where the final day of the related Conversion Period occurs during the Averaging Period. In such event, the Company shall pay or deliver, as the case may be, any cash and shares of the Company Common Stock due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last day of the Averaging Period.

(f) To the extent that any shareholders’ rights plan adopted by the Company is in effect upon conversion of the Notes, Holders will receive, in addition to any Company Common Stock due upon conversion, the rights under the applicable rights agreement. However, if, prior to any conversion, the rights have separated from the shares of the Company Common Stock in accordance with the provisions of the applicable shareholders’ rights plan, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Company Common Stock, shares of Capital Stock, evidences of Indebtedness, securities, assets or property as described in clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g) Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Date as described in this Section 10.04, and a Holder that has converted its Notes on or after such Ex-Date and on or prior to the related Record Date would be treated as the record holder of the shares of the Company Common Stock as of the related Conversion Date as described under Section 10.02(b) based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, such Conversion Rate adjustment relating to such Ex-Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of such shares of Company Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) In addition, if a Holder converts a Note and

(i) Combination Settlement is applicable to such a Note;

(ii) the Record Date, Effective Date, or Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Sections 10.04(a) through (e) occurs (x) on or after the first Trading Day (as defined pursuant to the proviso of the definition thereof) of the related Conversion Period and (y) on or prior to the last Trading Day (as defined pursuant to the proviso of the definition thereof) of such Conversion Period; and

(iii) the Daily Settlement Amount for any Trading Day (as defined pursuant to the proviso of the definition thereof) in such Conversion Period that occurs on or prior to such Record Date, Effective Date or Expiration Date (x) includes shares of Company Common Stock that do not entitle their holder to participate in such event and (y) is calculated based on a Conversion Rate that is not adjusted on account of such event;

then, on account of such conversion, the Company will, on such Record Date, Effective Date or Expiration Date, treat such Holder, as a result of having converted such Notes, as though it were the record holder of a number of shares of Company Common Stock equal to the total number of shares of Company Common Stock that:

(A) are deliverable as part of the Daily Settlement Amount (1) for a Trading Day (as defined pursuant to the proviso of the definition thereof) in such Conversion Period that occurs on or prior to such Record Date, Effective Date or Expiration Date and (2) is calculated based on a Conversion Rate that is not adjusted for such event; and

(B) if not for this Section 10.04(h) would not entitle such Holder to participate in such event.

(i) Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

(j) Except as stated in this Section 10.04, the Company shall not adjust the Conversion Rate for the issuances of shares of Company Common Stock or any securities convertible into or exchangeable for shares of Company Common Stock or rights to, purchase shares of Company Common Stock or such convertible or exchangeable securities.

(k) Without limiting the foregoing Section 10.04(j), no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any plan;

(ii) upon the issuance of any shares of Company Common Stock or options or rights to purchase shares of Company Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv) for a change in the par value of the Company Common Stock; or

(v) for accrued and unpaid interest, if any.

(l) Notwithstanding anything to the contrary in this Section 10.04, the Conversion Rate shall not be adjusted pursuant to this Section 10.04 if as a result of holding the Notes the Holders shall otherwise participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Company Common Stock in any of the transactions that would otherwise give rise to adjustment pursuant to this Section 10.04 without conversion of such Holder’s Notes as if such Holder held a number of shares of Company Common Stock equal to the applicable Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(m) No adjustment pursuant to this Section 10.04 shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. However, any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the first date of original issuance of the Notes and (ii) otherwise (A) upon conversion of any Notes, (B) with respect to any converted Notes, on each Trading Day in any relevant Conversion Period, (C) immediately prior to any Fundamental Change Repurchase Date and (D) if the Company redeems the Notes pursuant to Article 11 hereof (or the Redemption Notice Date).

(n) In addition to those required by Sections 10.04(a) through (e), and subject to the listing standards of the NYSE, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors or a committee thereof determines that such increase would be in the Company’s best interest. In addition, subject to the listing standards of the NYSE, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Company Common Stock or rights to purchase shares of Company Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. If withholding taxes are paid on behalf of a Holder, such withholding taxes may be withheld from then current or subsequent payments on the Notes or the Common Stock.

(o) Whenever the Conversion Rate is adjusted as herein provided, the Company shall (i) file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computation and (ii) the Company shall notify the Holders of the Notes and issue a press release containing the increased Conversion Rate and the period during which it will be in effect or otherwise make the same information available on the Company’s website or through another public medium as the Company may use at that time.

(p) For purposes of this Section 10.04, the number of shares of Company Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Company Common Stock. The Company shall not pay any dividend or make any distribution on shares of Company Common Stock held in the treasury of the Company.

(q) Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices, the volume-weighted average price, the Daily Conversion Values or the Daily Settlement Amounts over, or based on, a span of multiple calendar days (including a Conversion Period, Valuation Period or Averaging Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period when the Closing Sale Prices, the volume-weighted average prices, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 10.05 Effect of Reclassifications, Business Combinations, Asset Sales and Corporate Events.

In the case of:

(a) any recapitalization, reclassification or change of the Company Common Stock (other than changes resulting from a subdivision or combination);

(b) any consolidation, merger or combination involving the Company;

(c) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or

(d) any statutory share exchange,

in each case, as a result of which the Company Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into, in lieu of Company Common Stock, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Company Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction. Thereafter, references in this Indenture to Company Common Stock shall be deemed to apply mutatis mutandis to equivalent units of Reference Property, as nearly as is practical as determined in good faith by the Company. However, at and after the effective time of the transaction (i) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Notes as set forth under Section 10.02 above and (ii)(x) any amount otherwise payable in cash upon conversion of the Notes as set forth under Section 10.02 above will continue to be payable in cash, (y) the number of shares of the Company Common Stock, if any, otherwise deliverable upon conversion of the Notes as set forth under Section 10.02 above will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Company Common Stock would have received in such transaction and (z) the volume-weighted average price will be calculated based on the value of a unit of Reference Property that a holder of one share of Company Common Stock would have received in such transaction. If the transaction causes the Company Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will become convertible will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Company Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Company Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be. If the holders of Company Common Stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares as described under Section 10.03), multiplied by the Stock Price of Company Common Stock in such transaction and (ii) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company shall not become a party to any such transaction unless the terms of such transaction are consistent with the foregoing.

Section 10.06 Certain Covenants.

(a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Company Common Stock or shares of Company Common Stock held in treasury, a sufficient number of shares of Company Common Stock, free of preemptive rights, to permit the conversion of the Notes.

(b) The Company covenants that all shares of Company Common Stock issued upon conversion of Notes shall be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Company Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Company Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Company Common Stock is then listed or quoted.

Section 10.07 Trustee Disclaimer.

The Trustee shall have no duty to determine when or if an adjustment or reclassification under this Article 10 should be made, how it should be made, what any such adjustment or reclassification should be or if any adjustment or reclassification has been performed properly. If any adjustment is made to a Conversion Rate the Trustee may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be fully protected in relying upon, the Officers’ Certificate delivered to the Trustee pursuant to Section 10.04 hereof. Unless and until the Trustee receives such Officers’ Certificate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted. The Trustee makes no representations as to the validity or value of any securities or assets issued upon conversion of the Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provision of this Article 10.

ARTICLE 11

REDEMPTION AT THE OPTION OF THE COMPANY

Section 11.01 No Sinking Fund. No sinking fund is provided for the Notes.

Section 11.02 Right To Redeem the Notes.

(a) General. Prior to March 18, 2024, the Company may not redeem the Notes. On or after March 18, 2024, the Company may redeem (a “Redemption”) any or all of the Notes on the Redemption Date, except for the Notes that the Company is required to repurchase pursuant to Section 3.04 hereof, for an amount of cash equal to the Redemption Price for such Redemption Date; provided that the last reported sale price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on and including the Trading Day immediately prior to the date of the Redemption Notice for such redemption pursuant to Section 11.03 hereof exceeds 130% of the applicable Conversion Price for the Notes on each applicable Trading Day.

(b) The “Redemption Price” means, for any Notes to be redeemed on a Redemption Date, a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the Redemption Date; provided, however, that if a Redemption Date occurs after a Regular Record Date, but on or prior to the immediately succeeding Interest Payment Date, the Redemption Price for any Notes to be redeemed will equal 100% of the principal amount of such Notes, and accrued and unpaid interest, if any, on such Notes to, but excluding, such Interest Payment Date will be payable, on such Interest Payment Date, to the Holder of such Notes at the Close of Business on such Regular Record Date.

(c) The “Redemption Date” means, for any redemption, the date specified as such on the Redemption Notice for such redemption, which date must be a Business Day and must be not less than 30 calendar days, nor more than 60 calendar days, immediately following the date on which the Company delivers such Redemption Notice.

Section 11.03 Redemption Notice. At least 30 calendar days but not more than 60 calendar days prior to any Redemption Date, the Company will send to each Holder (and to any beneficial owner of a Global Note, as required by applicable law) a written notice of redemption (the “Redemption Notice,” and the date of such sending, the “Redemption Notice Date”) and, substantially contemporaneously therewith, the Company will issue a press release announcing such redemption.

For any redemption, the Redemption Notice corresponding to such redemption will specify:

(A) briefly, a description of the Company’s redemption right under this Indenture;

(B) the Redemption Price for such Redemption Date (for each $1,000 principal amount of Notes);

(C) the Redemption Date for such redemption;

(D) the name and address of the Paying Agent and of the Conversion Agent;

(E) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(F) the Conversion Rate in effect on the Redemption Notice Date for such redemption and the last reported sale price of the Common Stock on the Trading Day immediately preceding the Redemption Notice Date;

(G) the time at which such Holder’s right to convert the Notes called for redemption will expire, which will be the close of business on the Business Day immediately preceding the Redemption Date;

(H) that, unless the Company defaults in paying the Redemption Price on the Redemption Date, interest, if any, on a Note will cease to accrue on and after the Redemption Date; and

(I) the CUSIP and ISIN number(s) of the Notes.

On any Redemption Notice Date, the Company will also furnish to the Trustee an Officers’ Certificate, which Officers’ Certificate will set forth the aggregate principal amount of Notes then outstanding and include a copy of the Redemption Notice delivered by the Company on such Redemption Notice Date.

Section 11.04 Effect of Redemption Notice. After the Company has delivered a Redemption Notice, each Holder will have the right to receive payment of the Redemption Price for its Notes on the later of (i) the Redemption Date and (ii)(a) if the Notes are Definitive Notes, delivery of its Notes to the Paying Agent or (b) if the Notes are Global Notes, compliance with the Applicable Procedures relating to the redemption and delivery of the beneficial interests to be redeemed to the Paying Agent; provided, however, that, until the close of business on the Business Day immediately preceding such Redemption Date, Holders may convert their Notes, regardless of whether they have been delivered to the Paying Agent for redemption, by complying with the requirements for conversion set forth in Article 10.

Section 11.05 Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company will deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 2.06 hereof) an amount of immediately available funds sufficient to pay the Redemption Price of all of the then-outstanding Notes (excluding, for the avoidance of doubt, any Notes tendered for conversion pursuant to Article 10 hereof).

Section 11.06 Effect of Deposit. If, as of 11:00 a.m., New York City time, on any Redemption Date, the Company, in accordance with Section 11.05 hereof, has deposited with the Paying Agent money sufficient to pay the Redemption Price for every Note validly delivered in accordance with Section 11.04 hereof (and not converted before such Redemption Date), then, at the close of business on such Redemption Date:

(A) every Note outstanding immediately prior to the close of business on such Redemption Date will cease to be outstanding and interest, if any, on such Notes will cease to accrue (regardless of whether such Notes were delivered to the Paying Agent or book-entry transfer has been made, as applicable), except to the extent provided in the proviso to Section 11.02(b); and

(B) all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Redemption Price or, in the case of Notes surrendered for conversion in accordance with Article 10 hereof, the right to receive the Conversion Consideration due upon conversion of such Notes, and other than as provided in the proviso to Section 11.02(b)) will terminate.

Section 11.07 Covenant Not to Redeem Notes Upon Acceleration.

(a) General. Notwithstanding anything to the contrary in this Article 11, the Company will not redeem any Notes under this Article 11 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on, or prior to, the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the Company’s payment of the Redemption Price for such Notes).

(b) Return of Notes. If a Holder delivers a Note for redemption pursuant to Section 11.04 and, on the Redemption Date, pursuant to this Section 11.07, the Company is not permitted to redeem such Note, the Paying Agent will (i) if such Note is a Definitive Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

Section 11.08 Redemption of Fewer than All of the Notes.

(a) Selection of Notes to be Redeemed. If fewer than all of the outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot or by another method the Trustee considers reasonable, fair and appropriate in accordance with DTC procedures. If a portion of the Holder’s Notes is selected for redemption and such Holder converts a portion of such Holder’s Notes, the converted portion will be deemed to be of the portion selected for redemption to the extent that the converted portion does not exceed the portion selected for redemption.

(b) Redemption in Part. In the event of any redemption in part, the Company shall not be required to (i) register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before the mailing of a notice of redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 11.09 Repayment to the Company. Subject to any applicable property laws, if, six months after the Redemption Date, any cash held by the Paying Agent remains unclaimed, the Paying Agent will promptly return such cash to the Company; provided, however, that, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.05 exceeds the aggregate Redemption Price of every Note outstanding (excluding, for the avoidance of doubt, any Notes tendered for conversion pursuant to Article 10 hereof), then as soon as practicable following the Redemption Date, the Trustee will return such excess to the Company.

ARTICLE 12

SUBORDINATION

Section 12.01 Agreement to Subordinate.

The Company agrees, and each Holder by accepting a Note agrees, that notwithstanding any payment obligations set forth herein, the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Notes shall in all respects rank pari passu with all other Senior Subordinated Debt of the Company and only Indebtedness of the Company that is Senior Debt shall rank senior to the Notes in accordance with the provisions set forth herein.

Section 12.02 Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of such Senior Debt before Holders shall be entitled to receive any payment; and

(b) until the Senior Debt of the Company is paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive and retain Permitted Junior Securities and payments of such Guarantor that are subordinated to such Senior Debt to at least the same extent as the Notes.

Section 12.03 Default on Senior Debt of Guarantor.

The Company may not purchase or otherwise retire any Notes (collectively, “pay the Notes”) if either of the following (a “Payment Default”) occurs: (1) any Designated Senior Debt of the Company is not paid in full in cash when due; or (2) any other Default on Designated Senior Debt of the Company occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash; provided, however, that the Company shall be entitled to pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of any Designated Senior Debt with respect to which the Payment Default has occurred and is continuing. During the continuance of any Default (other than a Payment Default) with respect to any Designated Senior Debt of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to the Company) written notice (a “Blockage Notice”) of such Default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice; (2) because the Default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Debt has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the Representative of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt, the Company shall be entitled to resume payments on the Notes after termination of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of

Defaults with respect to Designated Senior Debt of the Company during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Debt of the Company (other than the Representative under the Credit Facility), a Representative under the Credit Facility shall be entitled to give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-day consecutive period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such Default or Event of Default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 12.04 Acceleration of Payment of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company or Trustee shall promptly notify the holders of the Designated Senior Debt of the Company (or their Representatives) of the acceleration.

Section 12.05 When Distribution Must Be Paid Over.

If a payment or distribution is made to Holders that because of this Article 12 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of the Senior Debt of the Company and pay it over to them or their Representatives as their interests may appear. If any Designated Senior Debt of a Guarantor is outstanding, such Guarantor shall not make a payment on its Guarantee until five Business Days after the Representatives of all the issues of Designated Senior Debt of the Company receive notice of such acceleration and, thereafter, shall be entitled to pay the Notes only if this Article 12 otherwise permits payment at that time.

Section 12.06 Subrogation.

After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt. A distribution made under this Article 12 to holders of such Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

Section 12.07 Relative Rights.

This Article 12 defines the relative rights of Holders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

(a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

(b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(c) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Holders.

Section 12.08 Subordination May Not Be Impaired by the Company.

No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 12.09 Rights of Trustee and Paying Agents.

Notwithstanding anything in this Article 12, the Trustee or Paying Agents may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments to or by the Trustee unless and until, not less than two Business Days prior to the date of such payment, a Responsible Officer receives written notice satisfactory to it that payments may not be made under this Article 12. The Company, a Representative or a holder of Senior Debt of the Company may give the notice; provided, however, that, if an issue of Senior Debt of the Company has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Paying Agents may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of the Company that may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 12.10 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

Section 12.11 Not to Prevent Events of Default or Limit Rights to Accelerate.

The failure to make any payment pursuant to the Notes by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

Section 12.12 [Reserved.]

Section 12.13 Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or Agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon a certificate of the Representative of the holders of Senior Debt of the Company or, if there is no Representative, the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

Section 12.14 Trustee to Effectuate Subordination.

Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of the Company as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.15 Trustee Not Fiduciary for Holders of Senior Debt of the Company.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

Section 12.16 Reliance by Holders of Senior Debt of the Company on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on, and is a third party beneficiary of, such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE 13

GUARANTEES

Section 13.01 Guarantees.

Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity or by acceleration, or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 13 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 13.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Guarantee is, to the extent and in the manner set forth in Article 14 hereof, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Debt of such Guarantor and each Guarantee is made subject to such provisions of this Indenture.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 14. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 13.02 Limitation on Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor (a) not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee, and (b) not result in a distribution to shareholders not permitted under the applicable state law. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 13.03 Successors and Assigns.

This Article 13 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 13.04 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 13 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 13 at law, in equity, by statute or otherwise.

Section 13.05 [Reserved.]

Section 13.06 Release of Guarantor.

Upon (a) the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Debt of the Company or of any Guarantor) or other disposition (including by way of consolidation or merger) of such Guarantor or (b) the sale or disposition of all or substantially all of the assets of such Guarantor or (c) upon the release of such Guarantor from its guarantee, if any, of all pledges and security, if any, granted by such Guarantor in connection with the Credit Facility, such Guarantor shall be deemed released from all obligations under this Article 13 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 13.06.

Section 13.07 Contribution.

Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations to contribution from each Guarantor, as applicable, in an amount equal to such Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 13.08 Parity with Guarantees Delivered Under the 2007 Indenture, the 2010 Indenture, the 2012 Indenture and the 2013 Indenture.

Notwithstanding anything to the contrary contained in any provision of this Indenture or any Notes issued hereunder on the date hereof, the Guarantees delivered under this Indenture on the date hereof shall rank in parity in all respect to the guarantees delivered or deliverable under the 2007 Indenture, the 2010 Indenture, the 2012 Indenture and the 2013 Indenture.

Section 13.09 Additional Guarantors.

(a) The Company shall cause each domestic Subsidiary that guarantees the Credit Facility to execute and execute and deliver to the Trustee a Guarantee in the form of Exhibit C pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under this Indenture on a senior subordinated basis. Notwithstanding the foregoing, in the event any Guarantor is released and discharged in full from all of its obligations under guarantees of the Credit Facility, then the Guarantee of such Guarantor shall be automatically and unconditionally released or discharged.

(b) Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

ARTICLE 14

SUBORDINATION OF GUARANTEES

Section 14.01 Agreement to Subordinate.

Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by such Guarantor’s Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment of all Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. The Guaranteed Obligations of a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Debt of such Guarantor and only Senior Debt of such Guarantor (including such Guarantor’s guarantee of Senior Debt of the Company) shall rank senior to the Guaranteed Obligations of such Guarantor in accordance with the provisions set forth herein.

Section 14.02 Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property:

(a) holders of Senior Debt of such Guarantor shall be entitled to receive payment in full in cash of such Senior Debt before Holders shall be entitled to receive any payment pursuant to the Guarantee of such Guarantor; and

(b) until the Senior Debt of any Guarantor is paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 14 shall be made to holders of such Senior Debt as their interests may appear, except that Holders may receive and retain Permitted Junior Securities and payments of such Guarantor that are subordinated to such Senior Debt to at least the same extent as its Guarantee.

Section 14.03 Default on Senior Debt of Guarantor.

No Guarantor shall make any payment on its Guarantee or purchase or otherwise retire any Notes or other Guaranteed Obligations (collectively, “pay its Guarantee”) if either of the following (a “Payment Default”) occurs (1) any Designated Senior Debt of such Guarantor is not paid in full in cash when due; or (2) any other default on Designated Senior Debt of such Guarantor occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Debt has been paid in full in cash; provided, however, that any Guarantor shall be entitled to pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative of any Designated Senior Debt with respect to which the Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Debt of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guarantee for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to such Guarantor) written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Debt has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt giving such Payment Notice or the Representative of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt, any Guarantor shall be entitled to resume payments pursuant to its Guarantee after termination of such Payment Blockage Period. No Guarantor shall be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt of such Guarantor during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Debt of such Guarantor (other than the Representative under the Credit Facility), the Representative under the Credit Facility shall be entitled to give another Blockage Notice within such period; provided further, however, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-day consecutive period, and there must be 181 days during any 360-day consecutive period during which no Payment Blockage Period is in effect. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt such Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 14.04 Demand for Payment.

If a demand for payment is made on a Guarantor pursuant to Article 13 hereof, the Trustee shall promptly notify the holders of the Designated Senior Debt of such Guarantor (or their Representatives) of such demand.

Section 14.05 When Distribution Must Be Paid Over.

If a payment or distribution is made to Holders that because of this Article 14 should not have been made to them, the Trustee or the Holders who receive the distribution shall hold it in trust for holders of the relevant Senior Debt of the applicable Guarantor and pay it over to them or their Representatives as their interests may appear. If any Designated Senior Debt of a Guarantor is outstanding, such Guarantor shall not make a payment on its Guarantee until five Business Days after the Representatives of all the issues of Designated Senior Debt of such Guarantor receive notice of such acceleration and, thereafter, shall be entitled to pay the Notes only if this Article 14 otherwise permits payment at that time.

Section 14.06 Subrogation.

After all Senior Debt of a Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Debt to receive distributions applicable to Senior Debt of such Guarantor. A distribution made under this Article 14 to holders of such Senior Debt that otherwise would have been made to Holders is not, as between the relevant Guarantors and Holders, a payment by such Guarantor on such Senior Debt.

Section 14.07 Relative Rights.

This Article 14 defines the relative rights of Holders and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:

(a) impair, as between a Guarantor and Holders, the obligation of the such Guarantor, which is absolute and unconditional, to pay its Guarantee to the extent set forth in Article 13; or

(b) affect the relative rights of Holders and creditors of the Guarantors other than their rights in relation to holders of Senior Debt; or

(c) prevent the Trustee or any Holder from exercising its available remedies upon a Default by such Guarantor under its Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Holders.

Section 14.08 Subordination May Not Be Impaired by Guarantor.

No right of any holder of Senior Debt of any Guarantor to enforce the subordination of the Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

Section 14.09 Rights of Trustee and Paying Agents.

Notwithstanding anything in this Article 14, the Trustee or any Paying Agent may continue to make payments on any Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments to or by the Trustee unless and until, not less than two Business Days prior to the date of such payment, a Responsible Officer receives written notice satisfactory to it that payments may not be made under this Article 14. The Company, the relevant Guarantor, the Registrar, the applicable Paying Agent, a Representative or a holder of Senior Debt of any Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of any Guarantor has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Debt of any Guarantor with the same rights it would have if it were not Trustee. The Paying Agents may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 14 with respect to any Senior Debt of any Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 14.10 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt of any Guarantor, the distribution may be made and the notice given to their Representative (if any).

Section 14.11 Article 14 Not to Prevent Events of Default or Limit Right to Demand Payment.

The failure to make any payment pursuant to a Guarantee by reason of any provision in this Article 14 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 14 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on any Guarantor pursuant to its Guarantee.

Section 14.12 Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Article 14, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 14.02 are pending, (b) upon a certificate of the liquidating trustee or Agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon a certificate of the Representative of the holders of Senior Debt of any Guarantor or, if there is no Representative, the holders of Senior Debt of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article 14, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 14.

Section 14.13 Trustee to Effectuate Subordination.

Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt of any Guarantor as provided in this Article 14 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 14.14 Trustee Not Fiduciary for Holders of Senior Debt of Guarantor.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 14 or otherwise.

Section 14.15 Reliance by Holders of Senior Debt of Guarantors on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of any Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on, and is a third party beneficiary of, such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

ARTICLE 15

MISCELLANEOUS

Section 15.01 [Reserved.]

Section 15.02 Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Company:

Jarden Corporation

1800 North Military Trail

Boca Raton, FL 33431

Attention: General Counsel

Telecopier No.: (561) 912-4612

With a copy to (which shall not constitute notice):

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Attention: Robert L. Lawrence, Esq.

Mitchell D. Hollander, Esq.

Telecopier No.: (212) 245-3009

If to the Trustee:

Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, NY 10017

Attention: Corporate Trust Services Administrator for Jarden Corporation

Telecopier No.: (917) 260-1593

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication required to be mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Register of the Registrar, or, with respect to Global Notes, may be transmitted to the Depositary in accordance with its rules and procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 15.03 [Reserved.]

Section 15.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 15.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 15.06 When Notes Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded (from both the numerator and denominator) and deemed not to be outstanding. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 15.07 Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 15.08 Set-Off of Withholding Taxes.

If the Company is required by applicable law to pay, and pays, withholding tax on behalf of a Non-U.S. Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off or cause to be set off such withholding tax against any payments of cash or shares of Company Common Stock on the Notes (or, if such withholding tax has not previously been fully set off against such cash or shares, against any payments on the shares of Company Common Stock).

Section 15.09 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF

ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Guarantees may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.10 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes or this Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 15.11 No Stockholder Rights.

Holders shall not have any rights as stockholders of the Company (including, without limitation, voting rights and rights to receive any dividends or other distributions on Company Common Stock).

Section 15.12 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.13 Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 15.14 Table of Contents; Headings.

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 15.15 Severability Clause.

In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 15.16 Calculations.

Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price or volume-weighted average price of the Company Common Stock, Daily Settlement Amounts, Daily Conversion Values, accrued interest payable on the Notes and the Conversion Rate and Conversion Price. The Company and its agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward these calculations to any Holder upon the written request of such Holder.

Section 15.17 No Adverse Interpretations of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

JARDEN CORPORATION as Issuer

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President –Administration, General Counsel and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to the Indenture]

GUARANTORS

ALLTRISTA PLASTICS LLC

AMERICAN HOUSEHOLD, INC.

AUSTRALIAN COLEMAN, INC.

BICYCLE HOLDING, INC.

BRK BRANDS, INC.

CC OUTLET, INC.

COLEMAN INTERNATIONAL HOLDINGS, LLC

COLEMAN WORLDWIDE CORPORATION

ENVIROCOOLER, LLC

FIRST ALERT, INC.

HEARTHMARK, LLC

HOLMES MOTOR CORPORATION

JARDEN ACQUISITION I, LLC

JARDEN ZINC PRODUCTS, LLC

JT SPORTS LLC

K-2 CORPORATION

KANSAS ACQUISITION CORP.

L.A. SERVICES, INC.

LASER ACQUISITION CORP.

LEHIGH CONSUMER PRODUCTS LLC

LIFOAM HOLDINGS, LLC

LIFOAM INDUSTRIES, LLC

LIFOAM PACKAGING SOLUTIONS, LLC

LOEW-CORNELL, LLC

MARKER VOLKL USA, INC.

MARMOT MOUNTAIN, LLC

MIKEN SPORTS, LLC

NIPPON COLEMAN, INC.

OUTDOOR SPORTS GEAR, INC.

OUTDOOR TECHNOLOGIES CORPORATION

PENN FISHING TACKLE MFG. CO.

PURE FISHING, INC.

QMC BUYER CORP.

QUICKIE HOLDINGS, INC.

QUICKIE MANUFACTURING CORPORATION

QUOIN, LLC

RAWLINGS SPORTING GOODS COMPANY, INC.

SEA STRIKER, LLC

SHAKESPEARE COMPANY, LLC

SHAKESPEARE CONDUCTIVE FIBERS, LLC

SI II, INC.

SITCA CORPORATION

SUNBEAM AMERICAS HOLDINGS, LLC

SUNBEAM PRODUCTS, INC.

THE COLEMAN COMPANY, INC.

THE UNITED STATES PLAYING CARD COMPANY

THE YANKEE CANDLE COMPANY, INC.

USPC HOLDING, INC.

YANKEE CANDLE INVESTMENTS LLC

By	/s/ John E. Capps
Name: John E. Capps
Title: Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO JARDEN CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Note Legend]

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE (INCLUDING THE LAST DATE OF ORIGINAL ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OF THE 1 1/8% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2034 OF JARDEN CORPORATION (THE “COMPANY”) (INCLUDING ANY ISSUANCE OF ANY ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES), OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 OR ANY SUCCESSOR PROVISION THEREUNDER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY

OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) OR CLAUSE 2(D) (EXCEPT A TRANSFER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING NINETY DAYS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

No.

1 1⁄8% Senior Subordinated Convertible Note due 2034

CUSIP No.: [                    ]

ISIN No.: [                    ]

JARDEN CORPORATION, a Delaware corporation, promises to pay to [Cede & Co.]1, or registered assigns, the principal sum of [                    ] Million Dollars ($            ) [or such lesser amount as is indicated in the books and records of the Trustee and DTC]2, on March 15, 2034, and to pay interest thereon from [                    ], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 of each year, commencing September 15, 2014, at the rate of 1.125% per annum, until the principal hereof is paid or made available for payment or converted. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than 15 calendar days and not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined on the reverse hereof).

If any payment date hereunder is not a Business Day, payment may be made on the next succeeding Business Day, and no additional interest shall accrue thereon. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

[1]	Use bracketed language only if Global Note.
[2]	Use bracketed language only if Global Note.

Dated:

JARDEN CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

1 1⁄8% Senior Subordinated Convertible Note due 2034

JARDEN CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of March 17, 2014, (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantors thereto, and Wells Fargo Bank, National Association, as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Guarantors, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. Except as specifically provided in Section 1(a) hereof, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The payment of principal of, and premium, if any, and interest on the Notes and all other amounts under the Indenture is guaranteed by the Guarantors as provided in the Indenture.

1.	Further Provisions Relating to Interest

In certain circumstances described in the Indenture, the Company may be required to pay Reporting Additional Interest or Rule 144 Additional Interest. Except as otherwise specifically set forth, all references herein to “interest” include Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.

2.	Method of Payment

The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 and September 1 next preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Company shall pay interest on:

(i) any Global Notes to the Depositary in immediately available funds;

(ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and

(iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date.

3.	Paying Agent, Registrar and Conversion Agent

Initially, Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States (the “Trustee”), shall act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its Wholly Owned Subsidiaries that is not a Foreign Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.	Sinking Fund

The Notes are not subject to any sinking fund.

5.	Repurchase of Notes at the Option of Holders on a Specified Date

On March 15, 2024, the Holder has the right to require the Company to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or whole multiples thereof on the Put Right Repurchase Date at a price, payable in cash, equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, plus accrued and unpaid interest to, but excluding, the Put Right Repurchase Date. On or before the 30th Business Day prior to the Put Right Repurchase Date, the Company shall provide to all Holders of record at their addresses shown in the Register of the Registrar, the Trustee and the Paying Agent, a written notice of the Holder’s repurchase right. Such notice shall state, among other things, the procedures a Holder must follow to require the Company to repurchase such Holder’s Notes on the Put Right Repurchase Date.

6.	Repurchase of Notes at the Option of Holders Upon a Fundamental Change

Upon the occurrence of a Fundamental Change, the Holder has the right to require the Company to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or whole multiples thereof on the Fundamental Change Repurchase Date at a price, payable in cash, equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. On or before the 10th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record on the date of the Fundamental Change at their addresses shown in the Register of the Registrar, the Trustee and the Paying Agent, a written notice of the occurrence of the Fundamental Change and the resulting repurchase right. Such notice shall state, among other things, the event causing the Fundamental Change and the procedures a Holder must follow to require the Company to repurchase such Holder’s Notes.

7.	Redemption at the Option of the Company

Prior to March 18, 2024, the Company may not redeem the Notes, and no sinking fund is provided for the Notes. Subject to the terms of the Indenture, on or after March 18, 2024, the Company may redeem any or all of the Notes; provided that the last reported sale price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on and including the Trading Day immediately prior to the date of the Redemption Notice for such redemption exceeds 130% of the applicable Conversion Price for the Notes on each applicable Trading Day. Any Redemption Date must be at least 30, but not more than 60, calendar days after the date on which the Company delivers the applicable Redemption Notice. The Redemption Price that the Company will pay for any Notes that it redeems will equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest, if any, to but excluding, the Redemption Date, unless the Redemption Date occurs after a Regular Record Date and on or before the immediately succeeding Interest Payment Date, in which case the Redemption Price for any Notes to be redeemed will equal 100% of the principal amount of such Notes, and accrued and unpaid interest, if any, on such Notes to, but excluding, such Interest Payment Date will be payable, on such Interest Payment Date, to the Holder of such Notes at the close of business on such Regular Record Date.

8.	Conversion

Subject to the provisions of the Indenture, the Holder hereof may convert, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to the second Scheduled Trading Day immediately preceding the Maturity Date, any Notes or portion thereof that is $1,000 or multiples thereof based on a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon satisfaction of the requirements set forth in the Indenture, including surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office of the Conversion Agent and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by its duly authorized attorney. Upon conversion, the Company shall satisfy its Conversion Obligation in cash, shares of Company Common Stock or a combination of cash and shares of Company Common Stock, as the case may be, in accordance with the provisions of the Indenture. The initial Conversion Rate shall be 13.3583 shares of Company Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in the Indenture. No fractional shares of Company Common Stock shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

9.	Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

10.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Company Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.

12.	Amendment Waiver

Subject to certain exceptions, the Indenture contains provisions permitting a modification or amendment of the Indenture or the Notes with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment, a failure to satisfy the Conversion Obligation or a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.

13.	Defaults and Remedies

Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has given the Trustee written notice of an Event of Default, (ii) Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy and offered reasonable security or indemnity against any costs, liability or expense of the Trustee, (iii) the Trustee fails to comply with such request within 60 calendar days after receipt of such request and the offer of indemnity and (iv) the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding

Notes are given the right to direct the time, method and place of any proceedings for any remedy available to the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or this Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

CONVERSION NOTICE

TO:	JARDEN CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the cash, shares of Company Common Stock or combination of cash and shares of Company Common Stock, as the case may be, deliverable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned shall provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Company Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$
Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

PUT RIGHT REPURCHASE NOTICE

TO:	JARDEN CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Jarden Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Put Right Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Put Right Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	JARDEN CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Jarden Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                      hereby sell(s) assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                      attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In connection with any transfer of the Notes prior to the first anniversary of the last date of the original issuance of the Notes, the undersigned confirms that such Notes are being transferred:

☐	To Jarden Corporation or a subsidiary thereof;

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended;

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer,

and unless the Notes are being transferred to Jarden Corporation or a subsidiary thereof, the undersigned confirms that such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

RESTRICTED COMPANY COMMON STOCK LEGENDS3

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE (INCLUDING THE LAST DATE OF ORIGINAL ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OF THE 1 1/8% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2034 OF JARDEN CORPORATION (THE “COMPANY”) (INCLUDING ANY ISSUANCE OF ANY ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES), OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) OR CLAUSE 2(D) (EXCEPT A TRANSFER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[3]	This legend should be included on shares of Company Common Stock issued upon conversion of Notes only if such shares of Company Common Stock are Restricted Securities.

B-1

EXHIBIT C

FORM OF GUARANTEE

For value received, the undersigned Guarantor(s) (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in and subject to the provisions in the Indenture, dated as of March 17, 2014 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”), among Jarden Corporation, as issuer (the “Company”), the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the full and punctual payment of the principal of and interest on the Notes when due, whether at maturity, by acceleration, or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 and Article 14 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. This Guarantee is subject to release as and to the extent set forth in the Indenture. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[GUARANTOR(S)]

By:
Name:
Title:

C-1